SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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The Dow Chemical Company

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The Dow Chemical Company

Midland, Michigan 48674

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder of The Dow Chemical Company:

At the 2017 Annual Meeting of Stockholders (“2017 Meeting”), stockholders will vote on the following matters either by proxy or in person:

1.	Election of the 13 Directors named in the attached Proxy Statement.

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017.

3.	Advisory resolution to approve executive compensation.

4.	Advisory resolution on the frequency of future advisory votes to approve executive compensation.

5.	Transaction of any other business as may properly come before the 2017 Meeting.

Your Board of Directors has set the close of business on March 15, 2017, as the record date for determining stockholders who are entitled to receive notice of the 2017 Meeting and any adjournment, or postponement, and who are entitled to vote.

Since seating is limited, the Board has established the rule that only stockholders or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms) may attend. A ticket of admission or proof of stock ownership is necessary to attend the 2017 Meeting, as described in this Proxy Statement under “Voting and Attendance Procedures.”

If you are unable to attend the 2017 Meeting, please listen to the live webcast at the time of the 2017 Meeting, or the replay after the event, at www.DowGovernance.com.

Thank you for your continued support and your interest in The Dow Chemical Company.

Amy E. Wilson

Corporate Secretary and Assistant General Counsel

March 31, 2017

MEETING INFORMATION

DATE:	Thursday, May 11, 2017

TIME:	10:00 a.m. (EDT)

PLACE:	Midland Center for the Arts

1801 West St. Andrews

Midland, Michigan 48640

HOW TO VOTE

Your vote is important. Whether or not you plan on attending the 2017 Meeting, please vote your shares as soon as possible by internet, telephone or mail.

BY PHONE 1-800-690-6903 or the number provided on your voting instructions

BY INTERNET www.proxyvote.com

BY MAIL Use the postage-paid envelope provided

ASSISTANCE

Questions may be directed to the Office of the Corporate Secretary at 877-227-3294 (toll-free in the United States and Canada) or 989-636-1792. You may also contact the Company’s Investor Relations Office at 800-422-8193 (toll-free) or 989-636-1463 or Dow’s proxy solicitor, D.F. King & Co. Inc. at 877-361-7966 (toll-free).

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Date and Time	Place	Record Date
May 11, 2017, 10:00 a.m. EDT	Midland Center for the Arts, 1801 West St. Andrews, Midland, MI 48640	March 15, 2017

Meeting Agenda and Voting Recommendations

Item	Agenda Item	Board Recommendation	Page
1	Election of 13 Directors	FOR EACH NOMINEE	3
2	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm	FOR	54
3	Advisory Resolution to Approve Executive Compensation	FOR	56
4	Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation	“ONE YEAR”	57

2016 Company Performance Highlights

In 2016, Dow continued to deliver results and execute against its priorities, underscoring the strength, resilience and value creation of its business model amidst the ongoing slow-growth macroeconomic environment. Dow also further advanced its significant transactions (the ownership restructure of Dow Corning Corporation (“Dow Corning”); and DowDuPont, the pending merger transaction with E. I. du Pont de Nemours and Company (“DuPont“)), and drove ongoing progress in key growth investments on the U.S. Gulf Coast and in Saudi Arabia. Self-help productivity actions continued to enhance financial results and underpin the Company’s ability to return increasing value to stockholders.

The Company achieved significant milestones and performance records in 2016:

◾	The Company completed the ownership restructure of Dow Corning’s Silicones business on June 1 and increased the synergy target to $500 million – a $100 million increase from the initial target. The transaction was accretive to earnings per share beginning in the second quarter of 2016.

◾	Dow made significant progress on its planned merger with DuPont, receiving strong shareholder support for the transaction, appointing DowDuPont’s senior leadership team, completing the playbook to achieve the $3 billion in expected cost synergies, and accelerating preparations for the intended spins to occur about 18 months post merger.

◾	Dow achieved multiple milestones on its growth investments to further enhance the Company’s industry-leading, low-cost feedstock position as the Sadara joint venture in Saudi Arabia successfully started up its multi-feed cracker and two additional polyethylene trains. On the U.S. Gulf Coast, Dow’s new ethylene plant is nearly 95% complete, and the Company completed expansions of a Louisiana ethylene and a Seadrift polyethylene production facilities, delivering further integration strength to complement the Company’s market-focused downstream investments.

◾	The Company converted all of its Series A Convertible Preferred Stock into Common Stock on December 30, 2016, eliminating $340 million in annual preferred dividend payments and further improving Dow’s capital structure.

◾	The Company delivered nearly $3 billion to stockholders through share repurchases and the highest annual dividend in Dow’s history ($1.84 per share).

◾	Dow’s self-help measures delivered $313 million in productivity and cost cutting savings, exceeding the 2016 target of $300 million.

i	2017 Proxy Statement

PROXY STATEMENT SUMMARY (continued)

◾	Dow continued to deliver against several key financial measures, which are aligned to executive compensation.

[1]

“Operating Net Income” is defined as: “Net Income Available for Common Stockholders” excluding the impact of “Certain Items.” See Appendix A for a reconciliation to the most directly comparable U.S. GAAP measures.

[2]

“Operating ROC” is defined as: Adjusted Net Operating Profit After Tax divided by Average Total Capital. “Adjusted Net Operating Profit After Tax” is defined as: Operating Net Income plus Preferred Stock Dividends, plus Net Income Attributable to Noncontrolling Interests, plus gross interest expense less tax on gross interest expense. “Total Capital” is defined: as Total Debt plus The Dow Chemical Company’s Stockholders’ Equity, plus Noncontrolling Interests. See Appendix A for a reconciliation to the most directly comparable U.S. GAAP measures.

[3]

The year-over-year comparison in cash flow from operations was unfavorably impacted by more than $2 billion of non-operational items in 2016. Excluding these items, cash flow from operations increased more than $200 million.

[4]	Total shareholder return illustrated in this chart utilizes the 30 trading day averaging method for both beginning and ending period. Source = Capital IQ.

Note about Forward-Looking Statements

Statements in this proxy statement relating to the Company’s future plans, expectations, beliefs, intentions and prospects, including statements regarding our expectations with respect to the proposed DuPont transaction, are “forward-looking statements” and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that Dow’s expectations will be realized. A detailed discussion of the principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” The Company assumes no obligation to provide revisions to any forward looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

2016 Say-on-Pay Vote Results and Stockholder Outreach

At the Company’s 2016 Annual Meeting of Stockholders, more than 87% of the votes cast by our stockholders approved our Say-on-Pay proposal. We believe the continued support reflects the implementation of feedback from our stockholders in regards to the changes to our long-term incentive (“LTI”) mix, share usage, and additional disclosures on our plan metrics and peer groups.

Throughout the year, the Company continued extensive outreach to stockholders, engaging with investors who collectively held over 70% of outstanding shares. Through this outreach, we updated investors on a range of topics that covered the pending merger with DuPont, our overall business strategy, the pulse of current business conditions, corporate governance practices and compensation program, and learned about the perspectives and any concerns of each investor. Stockholders reaffirmed our current compensation program structure and the changes we made in recent years to our compensation program continue to be well received. The Board and management team carefully consider the feedback from these meetings, as well as stockholder support for our most recent Say-on-Pay, when reviewing the business, corporate governance and executive compensation profiles.

2017 Proxy Statement	ii

PROXY STATEMENT SUMMARY (continued)

Executive Compensation Structures and Outcomes are Aligned with Performance

The objectives of Dow’s compensation program, set by the Compensation and Leadership Development Committee of the Board of Directors, are to align executives’ compensation with Dow’s short-term and long-term financial and operational performance, and to provide the compensation framework to attract, retain and motivate key executives who are critical to achieving Dow’s vision, strategy and our longer-term success. The following table describes the primary objectives of Dow’s executive compensation program and how each is achieved.

[5]

“Management Operating Cash Flow” is a non-GAAP measure of cash from operations defined as: Operating Net Income plus depreciation and amortization, minus capital spending, plus the change in adjusted trade working capital.

Compensation Program Objective How Objective is Achieved 1 Support the achievement of Dow’s vision and strategy Incentive program metrics are tied to both annual and long-term strategic objectives of the Company and reflect metrics used in our reporting of quarterly financial results. The compensation programs provide an incentive for executives to meet and exceed Company goals. 2 Motivate and reward executives when they deliver desired business results and stockholder value Compensation awards are based upon performance against Company financial and operational goals and business division goals as well as personal performance. Consistent with those metrics used in reporting quarterly results, the financial goals are Relative TSR, Operating ROC, Operating Net Income, and Management Operating Cash Flow4. Reward employees for achieving critical financial and operational Company goals. 3 Attract and retain the most talented executives to succeed in today’s competitive marketplace Compensation elements and pay opportunities are targeted at the median of the Survey Peer Group that we compete with for talent. Executives are held accountable for results and rewarded above target levels when Company and personal goals are exceeded. When goals are not met, compensation awards will deliver below target levels. 4 Create an ownership alignment with stockholders LTI awards are equity-based. Stock ownership requirements in place for top executives, and all NEOs exceed their ownership requirements. Prohibit speculative transactions, hedging, pledging or margining Company securities. Approximately 65-70% of NEO pay is equity-based where the value is directly linked to share price appreciation and TSR.

iii	2017 Proxy Statement

PROXY STATEMENT SUMMARY (continued)

2016 Corporate Governance Highlight

At the Company’s 2016 Annual Meeting of Stockholders, the majority of votes cast by stockholders were in favor of a stockholder proposal recommending that the Board adopt proxy access. In anticipation of and in connection with the vote on the stockholder proposal, the Company continued outreach on the topic of proxy access as an emerging corporate governance best practice. After considering the feedback received from stockholders, the Board adopted amendments to the Bylaws to implement proxy access. As more specifically provided in the Bylaws, a shareholder or group of up to twenty shareholders owning 3% or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. This action demonstrates the Board’s and the Company’s commitment to being stewards of strong and effective corporate governance practices and the Board’s and the Company’s willingness to be responsive and accountable to stockholders.

Board Nominees

Each director nominee is elected annually by a majority of votes cast. The following table provides summary information about each director nominee.

Nominee	Age	Director Since	Principal Occupation	Independent	Committees
Ajay Banga	57	2013	President and Chief Executive Officer, MasterCard Incorporated	✓	Compensation
Jacqueline K. Barton	64	1993	Arthur and Marian Hanisch Memorial Professor of Chemistry; Chair, Division of Chemistry & Chemical Engineering, California Institute of Technology	✓	EHS&T (Chair)
James A. Bell	68	2005	Former Executive Vice President, Corporate President and CFO, The Boeing Company	✓	Audit (Chair) Governance
Richard K. Davis	58	2015	Chairman and Chief Executive Officer, U.S. Bancorp (transitioning to Chairman-only in April 2017)	✓	Audit
Jeff M. Fettig (Lead Director)	59	2003	Chairman and Chief Executive Officer, Whirlpool Corporation	✓	Compensation Governance (Chair)
Andrew N. Liveris	62	2004	Chairman and Chief Executive Officer, The Dow Chemical Company		—
Mark Loughridge	63	2015	Former Chief Financial Officer, International Business Machines Corporation	✓	Audit
Raymond J. Milchovich	67	2015	Former Chairman and Chief Executive Officer, Foster Wheeler AG	✓	Compensation
Robert S. (Steve) Miller	75	2015	President and Chief Executive Officer, International Automotive Components (IAC) Group	✓	EHS&T Governance
Paul Polman	60	2010	Chief Executive Officer, Unilever PLC and Unilever N.V.	✓	EHS&T
Dennis H. Reilley	63	2007	Non-Executive Chairman, Marathon Oil Corporation	✓	Compensation (Chair) Governance
James M. Ringler	71	2001	Chairman, Teradata Corporation	✓	Audit
Ruth G. Shaw	68	2005	Former Group Executive, Public Policy and President, Duke Nuclear	✓	EHS&T

2017 Proxy Statement	iv

PROXY STATEMENT SUMMARY (continued)

Corporate Governance Best Practices

As part of Dow’s commitment to high ethical standards, the Board follows sound governance practices. These practices are described in more detail beginning on page 10 and on our website: www.DowGovernance.com.

Board Independence	✓ 12 of 13 Director nominees are independent
✓ Independent Lead Director with clearly identified roles and responsibilities (Jeff Fettig)
Director Elections	✓ Annual Board elections
✓ Directors are elected by a majority of votes cast
✓ Directors not elected by a majority of votes cast are subject to the Company’s resignation policy
Board Practices	✓ Non-management Board members meet in executive session without management at each regularly scheduled Board meeting
✓ Annual Board and Committee evaluations
✓ Board member orientation and education program
Stock Ownership Requirements	✓ Our non-employee Directors are expected to own Company common stock equal in value to at least five times the annual Board retainer fee within five years after joining the Board
✓ Board members must hold all restricted shares until retirement
✓ We prohibit executives and directors from hedging or pledging Company stock
Stockholder Rights	✓ Stockholder right to call special meetings (with a 25% ownership threshold)
✓ No super-majority stockholder voting requirements
✓ Eligible stockholders are able to nominate directors through proxy access

v	2017 Proxy Statement

2017 ANNUAL MEETING OF STOCKHOLDERS

THE DOW CHEMICAL COMPANY

This Proxy Statement is issued in connection with the 2017 Annual Meeting of Stockholders of The Dow Chemical Company to be held on May 11, 2017.

2017 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON

THURSDAY, MAY 11, 2017 AT 10:00 A.M. EDT

The 2017 Proxy Statement and 2016 Annual Report (with Form 10-K)

are available at https://materials.proxyvote.com/260543

VOTING AND ATTENDANCE PROCEDURES

In the following pages of this Proxy Statement, you will find information on your Board of Directors, the candidates for election to the Board, and three other agenda items to be voted upon at the 2017 Annual Meeting of Stockholders (“2017 Meeting”) and any adjournment or postponement of the 2017 Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board of Directors to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. References in this document to “the Company” and “Dow” mean The Dow Chemical Company. This Proxy Statement is first being distributed to stockholders on or about March 31, 2017.

Vote Your Shares in Advance

You may vote your shares by the internet, telephone or signing and returning the enclosed proxy or other voting form. Your shares will be voted if the proxy or voting form is properly executed and received by the independent Inspector of Election prior to the 2017 Meeting. Except as provided below with respect to shares held in employee savings plans, if no specific instructions are given by you when you execute your voting form, as explained on the form, your shares will be voted as recommended by your Board of Directors.

You may revoke your proxy or voting instructions at any time before their use at the 2017 Meeting by sending a written revocation, by submitting another proxy or voting form on a later date, or by attending the 2017 Meeting and voting in person. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold Dow shares.

Confidential Voting

The Company has a long-standing policy of vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by the Company’s employee savings plans, and requires the appointment of an independent tabulator and Inspector of Election for the 2017 Meeting.

Dividend Reinvestment Plan Shares and Employee Savings Plans Shares

If you are enrolled in the dividend reinvestment plan (“DRP”) through your participation in the Computershare Trust Company, N.A. CIP (“CIP”) dividend reinvestment and stock purchase plan, the shares of common stock owned on the record date by you directly in registered form, plus all shares of common stock held for you in the DRP, will appear together on a single proxy voting form. As a Participant, you will have the sole right to vote shares held through CIP. Your DRP shares will be voted by you only if you return the completed proxy voting form. If no specific instruction is given on an executed proxy voting form, your DRP shares will be voted as recommended by your Board of Directors.

Participants in various employee savings plans, including The Dow Chemical Company Employees’ Savings Plan (each a “Plan” or collectively the “Plans”), will receive, as appropriate, a confidential voting instruction form. Your executed form will provide voting instructions to the respective Plan Trustee. If no instructions are provided, the Trustees will vote the respective Plan shares according to the provisions of each Plan.

To allow sufficient time for voting by the Trustees and/or administrators of the Plans, your voting instructions must be received by 11:59 p.m. EDT on May 8, 2017.

2017 Proxy Statement	1

VOTING AND ATTENDANCE PROCEDURES (continued)

Dow Shares Outstanding and Quorum

At the close of business on the record date, March 15, 2017, there were 1,219,072,247 shares of Dow common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of at least 50% of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the 2017 Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the 2017 Meeting. Broker non-votes occur when a person holding shares in “street name,” meaning that their shares are held in a nominee name or beneficially through a bank or brokerage firm, does not provide instructions as to how to vote their shares and the broker is not permitted to exercise voting discretion. Under New York Stock Exchange rules, your broker may vote shares held in street name on the Ratification of the Appointment of the Independent Registered Public Accounting Firm without instruction from you, but may not vote on any other matter to be voted on at the 2017 Meeting without instruction from you. A list of stockholders of record entitled to vote shall be open to any stockholder for any purpose relevant to the 2017 Meeting for ten days before the 2017 Meeting, during normal business hours, at the Office of the Corporate Secretary.

Proxy Solicitation on Behalf of the Dow Board

Your Board of Directors is soliciting proxies to provide an opportunity to all stockholders to vote on agenda items, whether or not the stockholders are able to attend the 2017 Meeting or an adjournment or postponement thereof. Proxies may be solicited on behalf of the Board in person, by mail, by telephone or by electronic communication by Dow officers and employees. The proxy representatives of the Board of Directors will not be specially compensated for their services in this regard.

Dow has retained D. F. King & Co., Inc. to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $50,000, plus out-of-pocket expenses. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed by Dow on request. The cost of solicitation will be borne by the Company.

Attending the 2017 Meeting

A ticket of admission or proof of stock ownership is necessary to attend the 2017 Meeting. A ticket of admission is included with your proxy materials. Stockholders with registered accounts (meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of our stock transfer agent) or who are participants in the Dividend Reinvestment Program or employee savings plans should check the box on the voting form if attending in person. Other stockholders holding stock in street name should bring their ticket of admission. Street name holders without tickets of admission will need proof of record date ownership for admission to the 2017 Meeting, such as a letter from the bank or broker. In addition, street name holders who wish to vote in person at the 2017 Meeting must obtain a “legal proxy” from the bank, broker or other holder of record that holds their shares in order to be entitled to vote at the 2017 Meeting. All stockholders wishing to attend the meeting should also bring and present a government issued photo identification for admittance to the 2017 Meeting.

Since seating is limited, the Board has established the rule that only stockholders or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms) may attend. Proxy holders are asked to present their credentials in the lobby before the 2017 Meeting begins. If you are unable to attend the 2017 Meeting, please listen to the live webcast at the time of the 2017 Meeting, or the replay after the event, at www.DowGovernance.com.

2	2017 Proxy Statement

AGENDA ITEM 1

ELECTION OF DIRECTORS

In accordance with the recommendation of the Governance Committee, the Board of Directors has nominated Ajay Banga, Jacqueline K. Barton, James A. Bell, Richard K. Davis, Jeff M. Fettig, Andrew N. Liveris, Mark Loughridge, Raymond J. Milchovich, Robert S. (Steve) Miller, Paul Polman, Dennis H. Reilley, James M. Ringler and Ruth G. Shaw for election as Directors, to serve for a one-year term that expires at the Annual Meeting in 2018, and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve if elected for the new term. All nominees have previously been elected as Directors by the Company’s stockholders. Information in the biographies below is current as of February 14, 2017.

The Board of Directors unanimously recommends a vote FOR the election of ALL of these nominees as Directors.

The Company’s Bylaws prescribe the voting standard for election of Directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of Directors to be elected. Under this standard, a nominee must receive more “for” than “against” votes to be elected. Abstentions and broker non-votes are not counted in determining whether a nominee is elected. Under the Company’s Corporate Governance Guidelines, if a nominee who already serves as a Director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within 90 days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy, it is the intention of the persons named as proxies to vote executed proxies “for” the candidates nominated by the Board unless contrary voting instructions are provided. If something unanticipated should occur prior to the 2017 Meeting making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

The New York Stock Exchange rules do not permit brokers discretionary authority to vote in the election of directors. Therefore, if you hold your shares of Company common stock in street name and do not provide voting instructions to your broker, your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

Ajay Banga Age: 57 Director since 2013 Committees: Compensation and Leadership Development

President and Chief Executive Officer, MasterCard Incorporated

Biographical Data: MasterCard Incorporated (a technology company in the global payments industry). Mr. Banga joined MasterCard Incorporated in 2009 and subsequently held various executive positions including President and Chief Executive Officer, July 2010 to date; Board Member, April 2010 to date; and President and Chief Operating Officer, MasterCard Incorporated and MasterCard International Incorporated, August 2009 to July 2010.

Other Directorships: MasterCard Incorporated. Former director of Kraft Foods Group, Inc. (2007-2012).

Skills and Expertise

•   global business and leadership experience as Chief Executive Officer of MasterCard Incorporated

•   extensive experience and knowledge of international business operations and financial services which is particularly important given the global presence and financial aspects of the Company

•   active involvement with major business and public policy organizations including the U.S.-India Business Council, the Business Roundtable, the International Business Committee of the World Economic Forum, the Council on Foreign Relations, and the Foreign Policy Association which contributes to understanding and addressing issues at the Company

2017 Proxy Statement	3

AGENDA ITEM 1 (continued)

Jacqueline K. Barton Age: 64 Director since 1993 Committees: Environment, Health, Safety and Technology (Chair)

Arthur and Marian Hanisch Memorial Professor of Chemistry; Chair, Division of Chemistry and Chemical Engineering, California Institute of Technology

Biographical Data: California Institute of Technology – Professor of Chemistry 1989 to date; Arthur and Marian Hanisch Memorial Professor of Chemistry 1997 to date; and Chair, Division of Chemistry and Chemical Engineering 2009 to date.

Other Directorships: None

Skills and Expertise

•   leadership experience as Chair of the Division of Chemistry and Chemical Engineering of California Institute of Technology

•   leadership, research and teaching experience through positions at leading research universities including California Institute of Technology, Columbia University, and Hunter College-City University of New York which is particularly important given the Company’s research and innovation focus

•   active involvement with major science and technology organizations including the National Academy of Sciences and the American Chemical Society which contributes to understanding and addressing issues at the Company

James A. Bell Age: 68 Director since 2005 Committees: Audit (Chair) Governance

Former Executive Vice President, Corporate President and Chief Financial Officer, The Boeing Company

Biographical Data: The Boeing Company (an aerospace company and manufacturer of commercial jetliners and military aircraft). Mr. Bell joined Rockwell International, a predecessor of The Boeing Company in 1972 and subsequently held various executive positions including Executive Vice President, Corporate President and Chief Financial Officer 2008 to 2012.

Other Directorships: Apple Inc., CDW Corporation and J.P. Morgan Chase & Co.

Skills and Expertise

•   global business and leadership experience as Chief Financial Officer of The Boeing Company

•   finance and accounting expertise including experience with and direct involvement and supervision in the preparation of financial statements and risk management

•   additional public company board experience as a director of Apple Inc., CDW Corporation and J.P. Morgan Chase & Co. which provides additional corporate governance and financial expertise

4	2017 Proxy Statement

AGENDA ITEM 1 (continued)

Richard K. Davis Age: 58 Director since 2015 Committees: Audit

Chairman and Chief Executive Officer, U.S. Bancorp

Biographical Data: U.S. Bancorp (a financial services holding company). Mr. Davis joined Star Banc, a predecessor of U.S. Bancorp, in 1993 and subsequently held various executive positions including Chairman 2007 to date; Chief Executive Officer 2006 to date; President 2004 to January 2016. On January 17, 2017, U.S. Bancorp announced Mr. Davis’ retirement from CEO and transition to Chairman-only effective April 18, 2017.

Other Directorships: U.S. Bancorp and Xcel Energy

Skills and Expertise

•   global business and leadership experience as Chairman and Chief Executive Officer of U.S. Bancorp

•   extensive experience and knowledge of international business operations, financial services and capital allocation which is particularly important given the global presence and financial aspects of the Company

•   additional public company board experience including current service as former Lead Director of Xcel Energy, which provides additional corporate governance and compensation experience, financial expertise and board leadership experience

Jeff M. Fettig Age: 59 Director since 2003 Lead Director since 2011 Committees: Compensation and Leadership Development Governance (Chair)

Chairman and Chief Executive Officer, Whirlpool Corporation

Biographical Data: Whirlpool Corporation (a manufacturer of home appliances). Mr. Fettig joined Whirlpool in 1981 and subsequently held various executive positions including Chairman and Chief Executive Officer 2004 to date.

Other Directorships: Whirlpool Corporation

Skills and Expertise

•   global business and leadership experience as Chairman and Chief Executive Officer of Whirlpool Corporation

•   extensive experience and knowledge of international business operations, manufacturing, marketing, sales and distribution which is particularly important given the global presence and nature of the operations of the Company

•   extensive experience and knowledge of consumer dynamics, branded consumer products, and end-user markets and servicing relevant to the business operations and focus of the Company

2017 Proxy Statement	5

AGENDA ITEM 1 (continued)

Andrew N. Liveris Age: 62 Director since 2004

Chairman and Chief Executive Officer, The Dow Chemical Company

Biographical Data: Mr. Liveris joined The Dow Chemical Company in 1976 and subsequently held various executive positions including President 2004 to February 2016, and Chief Executive Officer and Director 2004 to date and Chairman 2006 to date.

Other Directorships: International Business Machines Corporation

Skills and Expertise

•   global business and leadership experience as Chairman and Chief Executive Officer of The Dow Chemical Company

•   involvement with major business, public policy, and international organizations that contribute to addressing issues at the Company, such as leading the U.S. President’s Manufacturing Jobs Initiative and as a member of the Business Roundtable and U.S. Business Council

•   additional public company board experience as a director of International Business Machines Corporation and academic institution governance experience as a trustee of the California Institute of Technology which provides additional corporate governance and compensation experience and financial expertise

Mark Loughridge Age: 63 Director since 2015 Committees: Audit

Former Chief Financial Officer, International Business Machines Corporation

Biographical Data: International Business Machines Corporation (a manufacturer of computer hardware and software and IT consulting services). Mr. Loughridge joined International Business Machines Corporation in 1977 and subsequently held various executive positions including Chief Financial Officer May 2004 to December 2013.

Other Directorships: The Vanguard Group (non-public company)

Skills and Expertise

•   global business and leadership experience as Chief Financial Officer of International Business Machines Corporation

•   finance and accounting expertise including experience with and direct involvement in and supervision of the preparation of financial statements, risk management and capital allocation

•   experience as lead director of The Vanguard Group which provides additional corporate governance and financial expertise

6	2017 Proxy Statement

AGENDA ITEM 1 (continued)

Raymond J. Milchovich Age: 67 Director since 2015 Committees: Compensation and Leadership Development

Former Chairman and Chief Executive Officer, Foster Wheeler AG

Biographical Data: Nucor Corporation (a producer of steel and iron) – Director 2002 to 2007 and 2012 to date; Lead director September 2013 to February 2017. Foster Wheeler AG (a company that engineers and constructs facilities for oil and gas, liquid natural gas, refining, chemical, pharmaceutical and power industries) – Chief Executive Officer 2001 to 2010; Non-Executive Chairman of the Board and Consultant 2010 to November 2011. On February 21, 2017, Nucor Corporation announced that Mr. Milchovich would not stand for re-election as a director.

Other Directorships: Nucor Corporation. Former director of Foster Wheeler AG (2001-2011).

Skills and Expertise

•   global business and leadership experience as former lead director of Nucor Corporation and former Chief Executive Officer of Foster Wheeler AG

•   finance and accounting expertise including experience with and direct involvement in and supervision of the preparation of financial statements and risk management

•   additional public company board experience as director of Nucor Corporation and former director of Foster Wheeler AG which provides additional corporate governance and compensation experience and financial expertise

Robert S. (Steve) Miller Age: 75 Director since 2015 Committees: Environment, Health, Safety and Technology Governance

President and Chief Executive Officer, International Automotive Components (IAC) Group

Biographical Data: President and Chief Executive Officer, International Automotive Components (IAC) Group (a provider of automotive interiors technology) August 2015 to date. American International Group Inc. (a provider of insurance and financial services) – Non-Executive Chairman of the Board May 2009 to July 2015. Hawker Beechcraft, Inc. (a manufacturer of aircraft) – Chief Executive Officer February 2012 to February 2013.

Other Directorships: International Automotive Components (IAC) Group (non-public company), American International Group, Inc. and Symantec Corporation. Former director of Hawker Beechcraft, Inc. 2012 to 2013.

Mr. Miller was Chief Executive Officer of Hawker Beechcraft, Inc. when it filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in May 2012.

Skills and Expertise

•   global business and leadership experience in various executive capacities and industries

•   finance and accounting expertise including experience with and direct involvement and supervision in the preparation of financial statements and risk management as former CFO of Chrysler Corporation

•   additional public company board experience as a director of American International Group and Symantec and former director of Delphi Corporation and Hawker Beechcraft which provides additional corporate governance and compensation experience and financial expertise

2017 Proxy Statement	7

AGENDA ITEM 1 (continued)

Paul Polman Age: 60 Director since 2010 Committees: Environment, Health, Safety and Technology

Chief Executive Officer, Unilever PLC and Unilever N.V.

Biographical Data: Unilever PLC and Unilever N.V. (a provider of nutrition, hygiene and personal care products). Mr. Polman joined Unilever PLC and Unilever N.V. in October 2008 and became Chief Executive Officer January 2009 to date.

Other Directorships: Unilever PLC and Unilever N.V.

Skills and Expertise:

•   global business and leadership experience as Chief Executive Officer of Unilever PLC and Unilever N.V.

•   extensive experience and knowledge of international business operations and global consumer product industries and end uses which is particularly important given the global presence and nature of the operations of the Company

•   active involvement with major trade, public policy and international organizations including the International Business Council of the World Economic Forum, UN Global Compact, and World Business Council for Sustainable Development, all which contributes to understanding and addressing issues at the Company

Dennis H. Reilley Age: 63 Director since 2007 Committees: Compensation and Leadership Development (Chair) Governance

Non-Executive Chairman, Marathon Oil Corporation

Biographical Data: Marathon Oil Corporation (an oil and natural gas exploration and production company) – Non-Executive Chairman January 2014 to date.

Other Directorships: Marathon Oil Corporation and CSX Corporation. Former director of Covidien public limited company 2007 to 2015 and H.J. Heinz Company 2005 to 2013.

Skills and Expertise:

•   global business and leadership experience in multiple major corporations including Marathon Oil Corporation (Non-Executive Chairman), Covidien public limited company (former Non-Executive Chairman), Praxair, Inc. (former Chairman, President and Chief Executive Officer), E.I. du Pont de Nemours & Co. (former Chief Operating Officer), and Conoco, Inc., (various managerial and executive positions)

•   extensive experience and knowledge of the global oil, petrochemical and chemical industries which is particularly important given the global presence and nature of the operations of the Company

•   additional public company board experience as a director of Marathon Oil Corporation and CSX Corporation, and former director of Covidien public limited company and H.J. Heinz which provides additional corporate governance and compensation experience and financial expertise

8	2017 Proxy Statement

AGENDA ITEM 1 (continued)

James M. Ringler Age: 71 Director since 2001 Committees: Audit

Chairman, Teradata Corporation

Biographical Data: Teradata Corporation (a provider of database software, data warehousing and analytics) – Chairman October 2007 to date.

Other Directorships: Teradata Corporation, Autoliv Inc., John Bean Technologies Corporation and TechnipFMC plc. (FMC Technologies, Inc. merged with Technip S.A. in January 2017.) Former director of Ingredion Incorporated 2001 to 2014.

Skills and Expertise:

•   global business and leadership experience as Chairman of Teradata Corporation

•   extensive knowledge and experience in a variety of manufacturing industries which is particularly important given the global presence and nature of the operations of the Company

•   additional public company board experience as a director of Autoliv, Inc., John Bean Technologies Corporation, and TechnipFLC plc which provides additional corporate governance and compensation experience and financial expertise

Ruth G. Shaw Age: 68 Director since 2005 Committees: Environment, Health, Safety and Technology

Former Group Executive, Public Policy and President, Duke Nuclear

Biographical Data: Duke Energy Corporation (a provider of electricity and natural gas) – Executive Advisor October 2006 to May 2008; Group Executive, Public Policy and President, Duke Nuclear April 2006 to October 2006.

Other Directorships: DTE Energy Company and SPX Corporation

Skills and Expertise:

•   global business and leadership experience with Duke Energy Corporation (former Group Executive and Executive Advisor) and Duke Power Company (former President and Chief Executive Officer) and leadership experience at academic institutions including Central Piedmont Community College (former President) and El Centro College (former President)

•   extensive knowledge of and experience with energy and power industries and markets including nuclear, coal, and natural gas which is particularly important given the global presence and nature of the operations of the Company

•   additional public company board experience including current service as a director of DTE Energy Company and SPX Corporation which provides additional corporate governance and compensation experience and financial expertise

2017 Proxy Statement	9

CORPORATE GOVERNANCE

2016 Corporate Governance Highlight

At the Company’s 2016 Annual Meeting of Stockholders, the majority of votes cast by stockholders were in favor of a stockholder proposal recommending that the Board adopt proxy access. In anticipation of and in connection with the vote on the stockholder proposal, the Company continued outreach on the topic of proxy access as an emerging corporate governance best practice. After considering the feedback received from stockholders, the Board adopted amendments to the Bylaws to implement proxy access. As more specifically provided in the Bylaws, a shareholder or group of up to twenty shareholders owning 3% or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. This action demonstrates the Board’s and the Company’s commitment to being stewards of strong and effective corporate governance practices and the Board’s and the Company’s willingness to be responsive and accountable to stockholders.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that are available at www.DowGovernance.com. Stockholders may receive a printed copy of the Corporate Governance Guidelines without charge by contacting the Office of the Corporate Secretary. These Guidelines were adopted by the Board of Directors in order to set forth key areas of importance in Dow’s corporate governance.

The Board of Directors

The ultimate authority to oversee the business of the Company rests with the Board of Directors. The role of the Board is to effectively govern the affairs of the Company for the benefit of its stockholders and, to the extent appropriate under Delaware corporation law, other constituencies including employees, customers, suppliers and communities in which it does business. Among other duties, the Board appoints the Company’s officers, assigns to them responsibility for management of the Company’s operations, and reviews their performance.

Director Independence

The Board has assessed the independence of each non-employee Director based upon the Company’s Director independence standards listed on the Company’s corporate governance website at www.DowGovernance.com. These standards incorporate the criteria in the listing standards of the New York Stock Exchange, as currently in effect, as well as additional, more stringent criteria established by the Board. Based upon these standards, the Board has determined that the following members of the Board are independent: Directors Banga, Barton, Bell, Davis, Fettig, Loughridge, Milchovich, Miller, Polman, Reilley, Ringler and Shaw. These independent Directors constitute a substantial majority of the Board, consistent with Board policy.

When assessing independence, the Governance Committee and the Board consider all relationships between the Directors and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Company screens for such relationships using an annual Directors and Officers Questionnaire that requires disclosure, among other things, of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Given the large size of our Company and its diverse commercial and geographic markets, there are times when Dow sells products to, or purchases products or services from, other companies for which Dow Directors serve as executive officers or directors. The Governance Committee and the Board took into account the fact that Messrs. Davis, Fettig, Loughridge, Miller and Polman served as executive officers, during all or a portion of the past three years, of entities with which Dow made purchases or sales. All such purchases and sales were made at arms-length, on commercial terms, and the Directors did not personally benefit from such transactions. In all instances, the extent of business represented less than 2% of either Dow’s or each other entity’s consolidated gross revenues in each of the last three fiscal years. In fact, in all cases the amounts were below 1.57%. With respect to International Automotive Components Group, U.S. Bancorp and Unilever there were purchases only from Dow in 2016; with respect to Whirlpool and International Business Machines there were both sales to and purchases from Dow and each entity in 2016.

Board Leadership Structure

Since 2006, Andrew N. Liveris has served as the Chairman and Chief Executive Officer of the Company. Jeff M. Fettig has served as the Lead Director since May 2011.

10	2017 Proxy Statement

CORPORATE GOVERNANCE (continued)

The Board recognizes that the leadership structure and combination or separation of the CEO and Chairman roles is driven by the needs of the Company at any point in time. The leadership structure at the Company has varied over time and has included combined roles, election of a presiding or lead director, separation of roles, and other transition arrangements for succession planning. As a result, no policy exists requiring combination or separation of leadership roles and the Company’s governing documents do not mandate a particular structure. This has allowed the Board the flexibility to establish the most appropriate structure for the Company at any given time.

The Board has determined that the Company and its stockholders are currently best served by having one person serve as Chairman and CEO as it allows for a bridge between the Board and management and provides critical leadership for carrying out the Company’s strategic initiatives and confronting its challenges. Mr. Liveris’ service as Chairman facilitates the Board decision-making process because Mr. Liveris has first-hand knowledge of the Company’s operations and the major issues facing the Company, and he chairs the Board meetings where the Board discusses strategic and business issues. Mr. Liveris is the only member of executive management who is also a Director and the only Director who is not independent.

As part of the decision to elect Mr. Liveris as Chairman, the independent Directors on the Board elected a Lead Director with clearly defined leadership authority and responsibilities. The independent Directors annually elect one independent Director (who has served at least one full year on the Board) to serve as Lead Director. Mr. Fettig currently serves as Lead Director. Among other responsibilities, the Lead Director works with the Chairman to call Board meetings and set the Board schedule and agenda to allow sufficient time for all agenda items, and determines the appropriate materials to be provided to the Directors. He leads executive sessions of the Board and other meetings at which the Chairman is not present, has the authority to call meetings of the independent Directors, serves as a liaison between the Chairman and the independent Directors, facilitates communication between the Board and management, and serves as focal point for stockholder communications and requests for consultation addressed to independent Directors. The Lead Director may retain outside professionals on behalf of the Board as the Board may determine is necessary and appropriate. These responsibilities are detailed in the Corporate Governance Guidelines that are available at www.DowGovernance.com. Contact information for the Lead Director is shown below under “Communication with Directors.”

The election of Mr. Liveris as both Chairman and CEO promotes unified leadership and direction for the Board and executive management. The appointment of the Lead Director and the use of executive sessions of the Board, along with the Board’s strong independent committee system and substantial majority of independent Directors, allows the Board to maintain effective risk oversight and provides that independent Directors oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of Directors, compliance program and the development and implementation of our corporate governance programs.

Risk Oversight

The Board of Directors is responsible for overseeing the overall risk management process for the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Committees of the Board and the Board as a whole participate in the oversight of the process. Specifically, the Board has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan, and each Board Committee is responsible for oversight of specific risk areas relevant to the Committee charters.

The oversight responsibility of the Board and Committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. The Audit Committee is responsible for overseeing that management implements and follows this risk management process and for coordinating the outcome of reviews by the other Committees in their respective risk areas. In addition, the enterprise risk management model and process are reviewed with the Board of Directors annually and the Board recognizes that risk management and oversight comprise a dynamic and continuous process.

The strategic plan and critical issues and opportunities are presented to the Board each year by the CEO and senior management. Throughout the year, management reviews any critical issues and actual results compared to plan with the Board and relevant Committees. Members of executive management are also available to discuss the Company’s strategy, plans, results and issues with the Committees and the Board, and regularly attend such meetings to provide periodic briefings and access. In addition, as noted in the Audit Committee Report on page 58, the Audit Committee regularly meets in executive sessions and holds separate executive sessions with the lead client service partner of the independent registered public accounting firm, internal auditor, general counsel and other management as appropriate.

2017 Proxy Statement	11

CORPORATE GOVERNANCE (continued)

The Committees undertake numerous risk oversight activities related to their charter responsibilities. For example, the Compensation and Leadership Development Committee regularly reviews any potential risks associated with the Company’s compensation policies and practices (see “Compensation Program Risk Analysis” on page 40 of this Proxy Statement). As another example, the Environment, Health, Safety and Technology Committee regularly reviews the Company’s operational risks including those risks associated with process and product safety, public policy, and reputation risks.

Communication with Directors

Stockholders and other interested parties may communicate directly with the full Board, the Lead Director, the non-management Directors as a group, or with specified individual Directors by any of several methods. These methods of communication include mail addressed to The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, and the “Contact the Board of Directors” feature of Dow’s corporate governance website at www.DowGovernance.com. The Lead Director and other non-management Directors may also be contacted by email addressed to LeadDirector@Dow.com. Please specify the intended recipient(s) of your letter or electronic message.

Communications will be distributed to any or all Directors as appropriate depending upon the individual communication. However, the Directors have requested that communications that do not directly relate to their duties and responsibilities as Directors of the Company be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam”; advertisements; mass mailings; form letters and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; surveys; and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission by the Office of the Corporate Secretary. Any omitted or deleted communication will be made available to any Director upon request.

Board and Committee Meetings; Annual Meeting Attendance

There were 7 Board meetings and 24 Board Committee meetings in 2016. All of the Directors attended more than 75% of the sum of the total number of Board meetings and the total number of meetings of the Board Committees on which the Director served during the past year. The Directors are encouraged to attend all Annual Meetings of Stockholders, and in 2016 twelve of the thirteen Directors then serving attended, with the exception of Mr. Milchovich who was unable to attend due to a conflict with the annual meeting of Nucor Corporation (the entity for which he served as Lead Director).

Executive Sessions of Directors

The non-management Directors meet in executive session, chaired by the Lead Director (currently Mr. Fettig), in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. In 2016, there were 7 executive sessions of the Board of Directors. The Audit, Compensation and Leadership Development, and Governance Committees of the Board typically meet in executive session in connection with every Committee meeting.

Board Committees

Board Committees perform many important functions. The responsibilities of each Committee are stated in the Bylaws and in their respective Committee charters, which are available at www.DowGovernance.com. Stockholders may receive a printed copy of the Committee charters without charge by contacting the Office of the Corporate Secretary. The Board, upon the recommendation of the Governance Committee, elects members to each Committee and has the authority to change Committee chairs, memberships and the responsibilities of any Committee. A brief description of the current standing Board Committees follows, with memberships listed as of March 15, 2017, the record date for the 2017 Meeting. The Audit Committee, Compensation and Leadership Development Committee, and Governance Committee are comprised entirely of independent Directors who meet the applicable independence requirements of the New York Stock Exchange, the U.S. Securities and Exchange Commission (as applicable) and the Company, including the heightened standards applicable to members of the Audit Committee and the Compensation and Leadership Development Committee. Further, the Board has determined, in accordance with applicable requirements of the New York Stock Exchange, that the simultaneous service of Mr. Bell on the audit committees of more than three public companies does not impair his ability to effectively serve on the Audit Committee.

12	2017 Proxy Statement

CORPORATE GOVERNANCE (continued)

Committee Assignments

The following table sets forth the current members of each of the Committees and the number of meetings held during 2016:

Director	Audit	Compensation and Leadership Development	Environment, Health, Safety & Technology	Governance
Ajay Banga
Jacqueline K. Barton			Chair
James A. Bell	Chair
Richard K. Davis
Jeff M. Fettig				Chair
Andrew N. Liveris
Mark Loughridge
Raymond J. Milchovich
Robert S. (Steve) Miller
Paul Polman
Dennis H. Reilley		Chair
James M. Ringler
Ruth G. Shaw
2016 MEETINGS	10	5	4	5

Standing Committee and Function

Audit Committee: Oversees the quality and integrity of the financial statements of the Company; the qualifications, independence and performance of the independent auditors; and the Company’s system of disclosure controls and procedures and system of internal control over financial reporting. Has oversight responsibility for the performance of the Company’s internal audit function and compliance with legal and regulatory requirements.

Compensation and Leadership Development Committee: Assists the Board in meeting its responsibilities relating to the compensation of the Company’s Chief Executive Officer and other senior executives in a manner consistent with and in support of the business objectives of the Company, competitive practice and applicable standards.

Environment, Health, Safety and Technology Committee: Assists the Board in fulfilling its oversight responsibilities by assessing the effectiveness of programs and initiatives that support the environment, health, safety, sustainability, innovation and technology policies and programs of the Company, and by advising the Board on matters impacting corporate citizenship and Dow’s public reputation.

Governance Committee: Assists the Board on all matters relating to the selection, qualification, and compensation of members of the Board, as well as any other matters relating to the duties of Board members. Acts as a nominating committee with respect to recommending to the Board candidates for Directors and makes recommendations to the Board concerning the size of the Board and structure of committees of the Board. Assists the Board with oversight of governance matters, including the Company’s Corporate Governance Guidelines and self-evaluations.

Board of Directors’ Terms

Dow’s Restated Certificate of Incorporation provides that all Directors stand for election at each Annual Meeting of Stockholders.

The Company’s Corporate Governance Guidelines provide that non-employee Directors should not be nominated for election to the Board following their 72nd birthday. Mr. Miller is a current Director who is being nominated for election to the Board at the 2017 Meeting, although he has already reached age 72. Mr. Miller was appointed to the Board and nominated for election

2017 Proxy Statement	13

CORPORATE GOVERNANCE (continued)

for the 2015 Annual Meeting of Stockholders pursuant to an agreement dated November 20, 2014, between the Company and certain investment funds (Third Point LLC, Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P. and Third Point Reinsurance Co. Ltd. (collectively “Third Point”)). Following his initial two years of service and based on its own evaluation as to the ongoing needs of the Board, the Governance Committee and the Board has determined that the current needs of the Board warrant the nomination of Mr. Miller to stand for re-election as a Director.

Director Qualifications and Diversity

There are certain minimum qualifications for Board membership that Director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its Committees, relevant career experience, and a commitment to ethnic, racial and gender diversity. The Governance Committee has adopted guidelines to be used in evaluating candidates for Board membership in order to ensure a diverse and highly qualified Board of Directors. In addition to the characteristics mentioned above, the guidelines provide that candidates should possess individual skills, experience and demonstrated abilities that help meet the current needs of the Board and provide for diversity of membership, such as experience or expertise in some of the following areas: the chemical industry, global business, science and technology, finance and/or economics, corporate governance, public affairs, government affairs, and experience as chief executive officer, chief operating officer or chief financial officer of a major company. Other factors that are considered include independence of thought, willingness to comply with Director stock ownership guidelines, meeting applicable Director independence standards (where independence is desired) and absence of conflicts of interest. The Governance Committee may modify the minimum qualifications and evaluation guidelines from time to time as it deems appropriate. These guidelines for Director qualifications are included in Dow’s Corporate Governance Guidelines, available at www.DowGovernance.com.

The guidelines for Director qualifications provide that a commitment to diversity is a consideration in the identification and nomination of Director candidates, and that candidates are evaluated to provide for a diverse and highly qualified Board. The Governance Committee and the full Board implement and assess the effectiveness of these guidelines and the commitment to diversity by referring to these guidelines in the review and discussion of Board candidates when assessing the composition of the Board and by including questions regarding the diversity of the Board membership in the Board’s annual self-evaluations.

The Governance Committee and the Board believe that the qualifications, skills, experience and attributes set forth above for all Directors and for each of the Directors in their biographies, support the conclusion that these individuals are qualified to serve as Directors of the Company and collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business. As noted above, the Directors have a diverse combination of the following background and qualifications: leadership experience (including current and former chief executive officer, chief financial officer and other senior executive management positions) at major domestic and foreign companies with global operations in a variety of relevant fields and industries; experience on other public company boards (including chair positions); board or other significant experience with academic, research and philanthropic institutions and trade and industry organizations; and prior government or public policy experience. The Governance Committee and Board have determined that all of the Directors nominated for election meet the personal and professional qualifications identified above. Please see the nominees’ biographies on pages 3 to 9 which include several of these key attributes as they apply to the individual Directors to support the conclusion that these individuals are highly qualified to serve on the Company’s Board of Directors.

Recommendations and Nominations for Director

Among the Governance Committee’s most important functions is the selection of Directors who are recommended to the Board as candidates for election. The Committee has a long-standing practice of accepting stockholders’ suggestions of candidates to consider as potential Board members, as part of the Committee’s periodic review of the size and composition of the Board and its Committees. Such recommendations should be sent to the Governance Committee through the Office of the Corporate Secretary.

The Governance Committee has adopted a process for identifying new Director candidates. Recommendations may be received by the Committee from various sources, including current or former Directors, a search firm retained by the Committee to assist in identifying and evaluating potential candidates, stockholders, Company executives, and by self-nomination. The Governance Committee uses the same process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

14	2017 Proxy Statement

CORPORATE GOVERNANCE (continued)

The evaluation of new Director candidates involves several steps, not necessarily taken in any particular order. A preliminary analysis of a nominee involves securing a resume and other background data and comparing this data to the Director attributes outlined above, as well as to the current needs of the Board for new members including considerations to ensure diversity of membership in accordance with the guidelines identified above. References are checked and analyses are performed to identify potential conflicts of interest and appropriate independence from the Company. Candidate information is provided to all Governance Committee members for purposes of discussion and evaluation. If the Committee decides to further evaluate a candidate, interviews are conducted. Other steps may include requesting additional data from the candidate, providing Company background information to the candidate, and determining the candidate’s schedule compatibility with the Company’s Board and Committee meeting dates.

Director Candidate Nominations through Proxy Access

The Board has adopted amendments to the Bylaws to implement proxy access. As more specifically provided in the Bylaws, a shareholder or group of up to twenty shareholders owning 3% or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The full text of Dow’s Bylaws is available at www.DowGovernance.com. Such nominations should be sent to the Office of the Corporate Secretary in accordance with the procedural and content requirements set forth in the Bylaws.

Code of Business Conduct

All Directors, officers and employees of Dow are expected to be familiar with the Company’s Code of Business Conduct, and to apply it in the daily performance of their Dow responsibilities. The Code of Business Conduct is intended to focus employees, officers and Directors on our corporate values of integrity and respect for people, help them recognize and make informed decisions on ethical issues, help create a culture of the highest ethical and business standards, and provide mechanisms to report unethical conduct. The full text of Dow’s Code of Business Conduct is available at www.DowGovernance.com. Stockholders may receive a printed copy of the Code of Business Conduct without charge by contacting the Office of the Corporate Secretary. In addition, we will disclose on our website any waiver of or amendment to our Code of Business Conduct requiring disclosure under applicable rules.

Certain Transactions and Relationships

Federal securities laws require public companies to describe any transaction, since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director and greater than 5% holders of Dow common stock. Companies are also required to describe their policies and procedures for the review, approval or ratification of any related person transaction.

Pursuant to Dow’s Code of Business Conduct, and annual review of Director independence, the Company has long maintained procedures to monitor related person transactions. Upon the recommendation of the Governance Committee, the Board of Directors adopted a formal written policy on related person transactions on February 15, 2007 (“Policy”).

The Governance Committee is responsible for reviewing the material facts of all transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

(1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year,

(2) the Company is a participant, and

(3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

The Governance Committee is responsible to either approve or disapprove of the entry into the transaction, subject to the exceptions referenced below. If advance Committee approval of the transaction is not feasible, then the transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting.

2017 Proxy Statement	15

CORPORATE GOVERNANCE (continued)

The Governance Committee has determined that certain types of transactions in which related persons are not deemed to have a material interest under SEC rules shall be deemed to be preapproved by the Committee even if the amount involved will exceed $100,000.

As discussed above, the Governance Committee has responsibility for reviewing issues involving Director independence and related person transactions using information obtained from Directors’ responses to a questionnaire asking about their relationships with the Company, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as certain data collected by the Company related to transactions, relationships or arrangements between the Company on the one hand and a Director, officer or immediate family member on the other.

From time to time, the Company may have employees who are related to our executive officers and directors. An adult child of Charles J. Kalil (Executive Vice President and General Counsel) is employed by the Company in a non-executive position. In 2016 she received compensation in the approximate amount of $180,000, which amount and other terms of her employment including equity awards are commensurate with that of her peers and determined on a basis consistent with the Company’s human resources policies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s Directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file with the U.S. Securities and Exchange Commission (“SEC”) reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its Directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings furnished to the Company and written representations that no other reports were required, we believe that all Reporting Persons complied with these reporting requirements during fiscal year 2016.

16	2017 Proxy Statement

COMPENSATION AND LEADERSHIP DEVELOPMENT

COMMITTEE REPORT

The Compensation and Leadership Development Committee (“Committee”) of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (“2016 Annual Report”), as incorporated by reference from this Proxy Statement.

The charter of the Committee can be found at www.DowGovernance.com.

D. H. Reilley, Chair

A. Banga

J. M. Fettig

R. J. Milchovich

2017 Proxy Statement	17

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COMPENSATION INFORMATION (continued)

COMPENSATION DISCUSSION AND ANALYSIS

CD&A Table of Contents

2017 Proxy Statement	19

COMPENSATION INFORMATION (continued)

COMPENSATION DISCUSSION AND ANALYSIS

Section I – Executive Summary

Business Overview

Dow continues to execute its strategy – driving a narrower and deeper focus in attractive, high-growth end-markets and further bolstering our integration, innovation, and geographic reach to grow where growth exists. We remain disciplined, controlling the levers within the Company’s control, driving productivity measures and positioning Dow well to deliver against our financial priorities – ultimately enabling higher value creation and enhanced returns for our stockholders.

2016 Company Performance Highlights

In 2016, Dow continued to deliver results and execute against its priorities, underscoring the strength, resilience and value creation of its business model amidst the ongoing slow-growth macroeconomic environment. Dow also further advanced its significant transactions (the ownership restructure of Dow Corning Corporation (“Dow Corning”); and DowDuPont, the pending merger transaction with E. I. du Pont de Nemours and Company (“DuPont”)), and drove ongoing progress in key growth investments on the U.S. Gulf Coast and in Saudi Arabia. Self-help productivity actions continued to enhance financial results and underpin the Company’s ability to return increasing value to stockholders.

The Company achieved significant milestones and performance records in 2016:

◾	The Company completed the ownership restructure of Dow Corning’s Silicones business on June 1 and increased the synergy target to $500 million – a $100 million increase from the initial target. The transaction was accretive to earnings per share beginning in the second quarter of 2016.

◾	Dow made significant progress on its planned merger with DuPont, receiving strong shareholder support for the transaction, appointing DowDuPont’s senior leadership team, completing the playbook to achieve the $3 billion in expected cost synergies, and accelerating preparations for the intended spins to occur about 18 months post merger.

◾	Dow achieved multiple milestones on its growth investments to further enhance the Company’s industry-leading, low-cost feedstock position as the Sadara joint venture in Saudi Arabia successfully started up its multi-feed cracker and two additional polyethylene trains. On the U.S. Gulf Coast, Dow’s new ethylene plant is nearly 95% complete, and the Company completed expansions of a Louisiana ethylene and a Seadrift polyethylene production facilities, delivering further integration strength to complement the Company’s market-focused downstream investments.

◾	The Company converted all of its Series A Convertible Preferred Stock into Common Stock on December 30, 2016, eliminating $340 million in annual preferred dividend payments and further improving Dow’s capital structure.

◾	The Company delivered nearly $3 billion to stockholders through share repurchases and the highest annual dividend in Dow’s history ($1.84 per share).

◾	Dow’s self-help measures delivered $313 million in productivity and cost cutting savings, exceeding the 2016 target of $300 million.

◾	Dow continued to deliver against several key financial measures, which are aligned to executive compensation.

[1]

“Operating Net Income” is defined as: “Net Income Available for Common Stockholders” excluding the impact of “Certain Items.” See Appendix A for a reconciliation to the most directly comparable U.S. GAAP measures.

20	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

[2]

“Operating ROC” is defined as: Adjusted Net Operating Profit After Tax divided by Average Total Capital. “Adjusted Net Operating Profit After Tax” is defined as: Operating Net Income plus Preferred Stock Dividends, plus Net Income Attributable to Noncontrolling Interests, plus gross interest expense less tax on gross interest expense. “Total Capital” is defined as: Total Debt plus The Dow Chemical Company’s Stockholders’ Equity, plus Noncontrolling Interests. See Appendix A for a reconciliation to the most directly comparable U.S. GAAP measures.

[3]

The year-over-year comparison in cash flow from operations was unfavorably impacted by more than $2 billion of non-operational items in 2016. Excluding these items, cash flow from operations increased more than $200 million.

[4]	Total shareholder return illustrated in this chart utilizes the 30 trading day averaging method for both beginning and ending period. Source = Capital IQ.

Objectives of Dow’s Executive Compensation Program

The objectives of Dow’s compensation program, set by the Compensation and Leadership Development Committee of the Board of Directors, are to align executives’ compensation with Dow’s short-term and long-term financial and operational performance and to provide the compensation framework to attract, retain and motivate key executives who are critical to achieving Dow’s vision, strategy and our longer-term success. The following table describes the primary objectives of Dow’s executive compensation program and how each is achieved.

[5]

“Management Operating Cash Flow” is a non-GAAP measure of cash from operations defined as: Operating Net Income plus depreciation and amortization, minus capital spending, plus the change in adjusted trade working capital.

Compensation Program Objective How Objective is Achieved 1 Support the achievement of Dow’s vision and strategy Incentive program metrics are tied to both annual and long-term strategic objectives of the Company and reflect metrics used in our reporting of quarterly financial results. The compensation programs provide an incentive for executives to meet and exceed Company goals. 2 Motivate and reward executives when they deliver desired business results and stockholder value Compensation awards are based upon performance against Company financial and operational goals and business division goals as well as personal performance. Consistent with those metrics used in reporting quarterly results, the financial goals are Relative TSR, Operating ROC, Operating Net Income, and Management Operating Cash Flow4. Reward employees for achieving critical financial and operational Company goals. 3 Attract and retain the most talented executives to succeed in today’s competitive marketplace Compensation elements and pay opportunities are targeted at the median of the Survey Peer Group that we compete with for talent. Executives are held accountable for results and rewarded above target levels when Company and personal goals are exceeded. When goals are not met, compensation awards will deliver below target levels. 4 Create an ownership alignment with stockholders LTI awards are equity-based. Stock ownership requirements in place for top executives, and all NEOs exceed their ownership requirements. Prohibit speculative transactions, hedging, pledging or margining Company securities. Approximately 65-70% of NEO pay is equity-based where the value is directly linked to share price appreciation and TSR.

2017 Proxy Statement	21

COMPENSATION INFORMATION (continued)

Principal Elements of Pay

The elements of the Company’s executive compensation program are presented below in summary format.

Component	Form	Purpose

Base Salary	Cash	Provide a competitive fixed rate of pay recognizing different levels of responsibility and performance within the Company.

Annual Incentive	Performance Cash Award	Reward employees for achieving critical financial and operational Company goals.

Long-Term Incentive	Performance Shares (45%)	Motivate employees and reward the achievement of specified financial goals and superior Relative TSR performance over a three-year period.

	Stock Options (30%)	Provide an incentive for long-term creation of stockholder value.

	Deferred Stock (25%)	Help the Company retain its NEOs and other key employees.

Other	Health, Welfare and Retirement Programs	Executives participate in the same benefit programs that are offered to other salaried employees. Dow benefits are designed to provide market competitive benefits to protect employees’ and their covered dependents’ health and welfare and provide retirement benefits.

	Perquisites	Limited perquisites are provided to executives to facilitate strong performance on the job and enhance their personal security and productivity.

Pay at Risk

The mix of the total direct compensation elements for the CEO and each other active NEO are shown below. The charts outline the size, in percentage terms, of each element of targeted direct compensation at the date of grant. The red section of the charts reflects the incentive or at-risk performance-based components of compensation (e.g., 71% of the CEO’s compensation is at-risk performance based).

22	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Performance Metrics Aligned to Company’s Strategy

The Company’s strategy defines clear financial priorities to underpin increasing returns and value for our shareholders. These financial and operational performance metrics are utilized in our annual Performance Award incentive plan and Performance Share program. The following graphics show for each program the performance metrics, their weighting and the target metrics. For additional details associated with each program and their respective performance, reference “Annual Performance Award” on page 25 and “Performance Share Program Results and Design” on page 31.

NEO Pay at a Glance

Consistent with our pay-for-performance philosophy, a significant portion of our NEOs’ 2016 compensation consisted of variable performance-based annual and long-term incentives. The Committee assessed each NEO’s performance in the context of our stated 2016 operational and financial goals.

For 2016, the major Committee actions regarding our NEOs’ compensation were as follows:

◾	Salaries generally were increased based on peer group alignment

◾	Annual incentives under our Performance Award Program paid out at between 119% and 136% of target

◾	Grant date fair values of long-term equity awards granted in 2016 increased over prior year awards based on peer group alignment

◾	2013-2015 Performance Share awards vested in February 2016 at 173% of target, as reported in the “Option Exercises and Stock Vested for 2016” table on page 45 reflecting Operating ROC and Relative TSR results above the target level

◾	2014-2016 Performance Share awards vested in February 2017 at 143% of target, which will be reported in the 2018 proxy statement reflecting Operating ROC and Relative TSR results above the target level

2017 Proxy Statement	23

COMPENSATION INFORMATION (continued)

2016 Say-on-Pay Vote Results and Stockholder Outreach

At the Company’s 2016 Annual Meeting of Stockholders, more than 87% of the votes cast by our stockholders approved our Say-on-Pay proposal. We believe the continued support reflects the implementation of feedback from our stockholders in regards to the changes to our long-term incentive (“LTI”) mix, share usage, and additional disclosures on our plan metrics and peer groups.

Throughout the year, the Company continued extensive outreach to stockholders, engaging with investors who collectively held over 70% of outstanding shares. Through this outreach, we updated investors on a range of topics that covered the pending merger with DuPont, our overall business strategy, the pulse of current business conditions, corporate governance practices and compensation program, and learned about the perspectives and any concerns of each investor. Stockholders reaffirmed our current compensation program structure and the changes we made in recent years to our compensation program continue to be well received. The Board and management team carefully consider the feedback from these meetings, as well as stockholder support for our most recent Say-on-Pay proposal, when reviewing the business, corporate governance and executive compensation profiles.

Historical Changes Based on Stockholder Outreach

To address the preference for greater weighting toward Operating Net Income and Management Operating Cash Flow in the annual cash incentive program, the Performance Award design was modified beginning in 2015 to link 100% of the award to these two critical measures. Operating Net Income was weighted at 60% and Management Operating Cash Flow was weighted at 40%. An individual factor acted as a modifier and is linked to other financial metrics (i.e., Operating EBITDA vs. plan and cost management) as well as personal achievements.

In prior years, other key feedback included concerns about share usage in our LTI program. Starting in 2014, we modified our LTI mix at all levels which significantly reduced annual share usage compared to 2013 levels. A contributing component to this reduction was the increased Performance Share weighting in our LTI mix from 35% to 45%. We have continued with these changes with our 2016 LTI programs, which translated to a burn rate in 2016 of 0.61% and a three year average of 0.42%, using the 1:1 counting method.

Reference the tables in “Program Changes in Recent Years” on page 37 for additional information on recent changes to the Company’s compensation program.

24	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Section II – The 2016 Executive Compensation Program in Detail

Base Salary

Base salary is a fixed portion of compensation based on an individual’s skills, responsibilities, experience and sustained performance. Base salaries for executives are benchmarked against similar jobs at other companies and are targeted at the median (50th percentile) of the Survey Peer Group, which is defined on page 34, after adjusting for Dow’s revenue size. Actual salaries reflect an individual’s responsibilities, as well as more subjective factors, such as the Committee’s (and the CEO’s in the case of other NEOs) assessment of the individual NEO’s performance.

2016 Base Salary Decisions: Salary levels for the NEOs are reflective of their respective market measurement and any adjustments were made effective as of March 1, 2016. Salary adjustments of 3% were consistent with the salary adjustments provided to Dow’s salaried employee population. Mr. Fitterling received an additional 7% adjustment based upon the Committee’s review of base salaries for comparable positions within the Survey Peer Group. There were no material differences between base salaries of the Survey Peer Group and the base salary for any of the other NEOs.

Name	2015 Base Salary ($)	2016 Base Salary ($)	Percent Increase
Andrew Liveris	1,930,800	1,930,800	0%
Howard Ungerleider	1,006,277	1,036,465	3%
James Fitterling	1,006,277	1,106,905	10%
Joe Harlan	1,006,277	1,036,465	3%
Charles Kalil	1,029,659	1,029,659	0%

Annual Performance Award

The Performance Award is an annual cash incentive program. Dow uses this component of compensation to reward employees for achieving critical annual Company goals. Meeting or exceeding our annual business and financial goals is important to executing our long-term business strategy and delivering long-term value to stockholders. No Performance Award is payable to NEOs or any officer of the Company unless pre-established minimum net income goals are achieved. The 1994 Executive Performance Plan establishes a minimum performance goal of $700 million of net income in order for NEOs to be eligible to receive a payout of the Company component of the Performance Award. This requirement is part of Dow’s strategy for complying with Internal Revenue Code Section 162(m).

Actual award payouts are determined each February following completion of the plan year by measuring the performance against each award component for the Company Component of the plan. The Committee reviews individual performance and contributions, including safety performance, of the NEOs to determine the individual performance factor which can range from 0% to 125%.

2016 Performance Award Metrics and Design: The 2016 Performance Award Program focused participants on critical financial and operational goals. At the beginning of 2016, the Committee and the Board approved the financial and operational goals for the Company. In setting the goals for each measure listed below, the Committee considered the following:

◾	Actual 2015 business results, the 2016 business plan and expected global macroeconomic conditions. The target goal is typically set at a level consistent with the Company’s expected business plan with thresholds and maximums representing a reasonable risk/reward profile around that target based upon global macroeconomic business conditions and stretch embedded in the business plan, and with adjustments for significant M&A activities closed during the calendar year.

◾	The Performance Award program covers the NEOs and nearly all Dow employees globally.

◾	The Committee may use discretion to adjust the earned award for all employees or executive management when all year-end results are known. If discretion is used to adjust awards, it will be clearly explained.

The Committee also reviewed and approved the target award opportunity for each NEO which is expressed as a percentage of base pay. Individual award opportunities vary by job level and are targeted at the median level for comparable positions within the Survey Peer Group. In 2016, Mr. Fitterling received an increase of 5% to 125% for his performance award target percent based upon the Committee’s review of comparable positions within the Survey Peer Group. There were no material differences between the Survey Peer Group median range of annual bonus targets and the target Performance Award for any of the other NEOs.

2017 Proxy Statement	25

COMPENSATION INFORMATION (continued)

The amount earned is equal to a participant’s target award times the Company performance results, and adjusted by the individual performance factor assessment, which includes safety performance. The actual results for each financial performance measure can range from 0% to 200% of target, and are weighted as indicated in the graphic below. Even when including the impact of the individual performance factor the Performance Award is capped at a maximum payout of 200%.

The 2016 Performance Award corporate target goals and 2016 results are shown below. Operating Net Income is a non-GAAP measure used by the Company in presentations to investors and is the primary financial metric used to calculate an award. We exclude the impact of “Certain Items” from both our presentations to investors and from our executive compensation performance calculations because they are not reflective of our underlying operations for the particular period in which they are recorded, and therefore, could mask our underlying operating trends. See Appendix A for a reconciliation and explanation of the items we exclude. Management Operating Cash Flow is a non-GAAP measure of cash from operations defined as: Operating Net Income, plus depreciation and amortization, minus capital spending, and plus the change in adjusted trade working capital.

As detailed on page 23 and in the graphic above, the 2016 Performance Award resulted in an earned base award equal to 113% of the target award opportunity for employees. As allowed by the plan, the Committee determines the individual component payout level for each NEO to reflect their personal contributions (shown in the table below).

Name	Year End Base Salary (a)	PA Target Percent (b)	PA Target Amount (c)	Company Component (d)	Individual Factor - Committee Assessment (e)	Total PA Payment Percent (f)	Total PA Payout Amount
			(a * b)			(d * e)	(c * f)
Andrew Liveris	1,930,800	165%	3,185,820	113%	110%	124%	3,959,974
Howard Ungerleider	1,036,465	120%	1,243,758	113%	120%	136%	1,686,536
James Fitterling	1,106,905	125%	1,383,631	113%	110%	124%	1,719,854
Joe Harlan	1,036,465	120%	1,243,758	113%	105%	119%	1,475,719
Charles Kalil	1,029,659	105%	1,081,142	113%	105%	119%	1,282,775

26	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

In approving the foregoing amounts, the Committee took into account the following individual performance considerations. Titles, roles and responsibilities are as of December 31, 2016.

2016 NEO Individual Accomplishments

Andrew N. Liveris Chairman and Chief Executive Officer

Responsibilities: executive oversight for the strategic and operational direction of the Company. Drives the organization and facilitates decision-making to maximize stockholder returns.

•   Delivered strong performance on several key financial measures

•   Record Operating EBITDA

•   5% full-year volume growth, outpacing GDP

•   17 consecutive quarters of year-over-year Operating EPS growth

•   Self-help measures contributed $313 million in productivity savings, exceeding the 2016 target of $300 million

•   Returned to stockholders nearly $3 billion through share repurchases and the highest annual dividend in Dow’s history ($1.84 per share)

•   The Company’s TSR outperformed the S&P 500 and S&P 500 Chemicals Index on a 1, 3 and 5 year basis

•   The Company converted all of its Series A Convertible Preferred Stock into Common Stock on December 30, 2016, eliminating $340 million in annual preferred dividend payments and further improving Dow’s capital structure

•   Achieved significant milestones on portfolio management actions and growth catalysts

•   The Company completed the ownership restructure of Dow Corning’s Silicones business on June 1, 2016 and exceeded the year-end cost synergy plan with delivery of greater than $360 million run-rate

•   Dow made significant progress on its planned merger with DuPont, receiving strong shareholder support for the transaction, appointing DowDuPont’s senior leadership team, completing the playbook to achieve the $3 billion in expected cost synergies, and accelerating preparations for the intended spins to occur about 18 months post merger

•   The Sadara joint venture in Saudi Arabia successfully started up its mixed feed cracker and two additional polyethylene trains

•   On the U.S. Gulf Coast, Dow’s new ethylene plant is nearly 95% mechanically complete, and the Company completed expansions of a Louisiana ethylene and a Seadrift polyethylene production facilities, delivering further integration strength to complement the Company’s market-focused downstream investments

•   Best ever R&D performance demonstrated by external innovation recognitions, record number of U.S. patent grants and more than 20% of the Company’s 2016 sales are from patent-advantaged products

2017 Proxy Statement	27

COMPENSATION INFORMATION (continued)

Howard I. Ungerleider Vice Chairman and Chief Financial Officer

Responsibilities: executive oversight for Dow’s Corporate Strategy Development, Corporate Planning, Finance, as well as Dow AgroSciences and Information Technology & Business Services.

•   Delivered strong performance on several key financial measures

•   Record Operating EBITDA

•   17 consecutive quarters of year-over-year Operating EPS growth

•   Self-help measures contributed $313 million in productivity savings, exceeding the 2016 target of $300 million

•   Returned to stockholders nearly $3 billion through share repurchases and the highest annual dividend in Dow’s history ($1.84 per share)

•   The Company’s TSR outperformed the S&P 500 and S&P 500 Chemicals Index on a 1, 3 and 5 year basis

•   The Company converted all of its Series A Convertible Preferred Stock into Common Stock on December 30, 2016, eliminating $340 million in annual preferred dividend payments and further improving Dow’s capital structure

•   Instrumental role in leading the Company’s ownership restructure of Dow Corning’s Silicones business, which closed 6 months after the initial announcement. The transaction was accretive to earnings per share beginning in the second quarter of 2016, achieved more than 3X the year-end cost synergy plan, delivering greater than $360 million run-rate.

•   Delivered record operating financial results at Dow AgroSciences, which is particularly noteworthy in light of industry trends

James R. Fitterling President and Chief Operating Officer

Responsibilities: executive accountability for all of Dow’s businesses, excluding Dow AgroSciences. Fitterling also oversees operations including Environment, Health & Safety and Sustainability, Manufacturing & Engineering, and Supply Chain, as well as Research & Development.

•   Delivered strong performance on several key financial measures

•   Record Operating EBITDA

•   5% full-year volume growth which outpaced GDP

•   Self-help measures contributed $313 million in productivity savings, exceeding the 2016 target of $300 million

•   Drove the Company’s integration readiness for the pending merger transaction with DuPont with detailed plans to meet the $3 billion expected cost synergy target

•   Continued to drive Dow’s cultural transformation in order to deliver on the business process redesign and organizational readiness for the intended spins after the close of the pending merger transaction with DuPont

•   Met all EH&S and 2025 Sustainability milestone goals, except for one – related to personal safety/injury/illnesses

•   The Sadara joint venture in Saudi Arabia successfully started up its mixed feed cracker and two additional polyethylene trains

•   On the U.S. Gulf Coast, Dow’s new ethylene plant is nearly 95% mechanically complete, and the Company completed expansions of a Louisiana ethylene and a Seadrift polyethylene production facilities, delivering further integration strength to complement the Company’s market-focused downstream investments

28	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Joe E. Harlan Vice Chairman and Chief Commercial Officer

Responsibilities: executive accountability for Dow’s global Marketing and Sales strategy and organization. Harlan also has executive oversight of the Company’s presence in North America, Latin America and Asia Pacific.

•   Led the Company’s commercial organization that delivered full year volume growth of 5%, outpacing GDP

•   Active leadership role in setting the regional plans for cost and growth synergy targets for both Dow Corning and the pending merger transaction with DuPont

•   Developed and launched a Marketing Fellows Program which promotes a culture of marketing excellence and market leadership within our businesses

•   Continued to drive the Global Commercial Support playbook and established data centers that enabled more cross-selling collaboration and customer discussions around new business opportunities

•   Strong collaboration with R&D was instrumental in achieving more than 20% of the Company’s 2016 sales from patent-advantaged products

Charles J. Kalil Executive Vice President and General Counsel

Responsibilities: executive accountability for the Company’s strategic and tactical legal initiatives, provide counsel to Management on the Company’s strategic objectives and leading its Legal function.

•   Actively managed an expedited and successful close of the Dow Corning ownership restructuring and the integration into Dow

•   Provided strategic counsel to Management and the Board to drive Dow towards a successful close of the pending merger transaction with DuPont

•   The Company converted all of its Series A Convertible Preferred Stock into Common Stock on December 30, 2016, eliminating $340 million in annual preferred dividend payments and further improving Dow’s capital structure

•   Aggressively drove productivity improvements in the legal function on both a cost and process efficiency basis

•   Managed Dow’s legal support for the continued implementation of Sadara and the Company’s U.S. Gulf Coast growth projects

2017 Proxy Statement	29

COMPENSATION INFORMATION (continued)

Long-Term Incentive Awards

Each year the Company grants equity-based long-term incentive (“LTI”) awards to leaders and other key employees who demonstrate high performance. Dow chooses this component of compensation to motivate and reward employees for long-term stockholder value creation and the attainment of Company performance goals, retain top talent and create an ownership alignment with stockholders. As with Dow’s approach for all elements of compensation, LTI grant levels are targeted at the median of the Survey Peer Group for comparable positions. Performance metrics and stock price determine the actual payout of LTI grants.

2016 Long-Term Incentive Award Decisions

As part of our response to stockholder feedback, the Committee made two substantive changes to our LTI program that took effect for LTI programs beginning in 2014. The weighting for Performance Shares was increased to 45% – making it the largest component of our LTI awards. The Committee made this change in response to stockholder feedback and to align a greater portion of our executives’ earned compensation to Dow’s Relative TSR and Operating ROC performance. In 2014, the Committee also reduced the maximum payout of the Performance Share programs to 200% from 250%, reflecting best practices.

LTI Vehicle	2016 Weighting	Vesting Terms and Other Conditions
Performance Shares	45%

Performance Shares can be earned at between 0% and 200% of the target award opportunity after a three-year performance period based on an equal weighting of two goals:

•Dow’s Relative TSR

•Dow’s Operating ROC

Accumulated dividend equivalents are paid only on earned shares after the three-year performance period has ended.

Stock Options	30%	The exercise price equals the closing price on the grant date. Options generally vest in one to three year periods and expire after ten years.
Deferred Stock	25%

Deferred stock grants vest after three years. During the vesting period, holders of outstanding deferred stock grants receive quarterly payments equal to the dividend paid on the equivalent shares of Dow Common Stock.

In February 2016, the Committee approved the LTI grant for each NEO as shown in the Summary Compensation Table based upon the Survey Peer Group median LTI values and reflective of the mix of equity vehicles described above. There were no material differences between the Survey Peer Group median LTI target values and the target LTI award values for any of the NEOs. The Committee also approved the 2016-2018 Performance Share Program design and metrics and the results of the 2014-2016 Performance Share Program which delivered earned shares in February 2017.

30	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Performance Share Program Results and Design

All three of the Company’s Performance Share Programs focus participants on Relative TSR and Operating ROC. The following graphic illustrates each program’s metric goals and the payout result for the 2014-2016 program.

Operating Return on Capital

Operating Return on Capital measures how effectively a company has utilized the money invested in its operations and is calculated as Net Operating Profit after Tax (excluding certain items) divided by total average capital (“Operating ROC”). Net Operating Profit after Tax (excluding certain items) is a net income measure the Company uses in presentations to investors that excludes preferred stock dividends, net income attributable to noncontrolling interests, and interest expense, exclusive of the certain items identified in Appendix A, and as presented in the reconciliations available at www.dow.com/investor-relations. To achieve a target payout on the Operating ROC portion, Dow’s Operating ROC must equal or exceed pre-established Operating ROC goals for the same period.

2017 Proxy Statement	31

COMPENSATION INFORMATION (continued)

The target goal represents our expected level of Operating ROC over the three-year performance period while the threshold goal represents the minimum level of performance that would warrant any payout and the maximum goal represents stretch performance that would warrant a maximum payout. Dow’s Operating ROC target is 10% across the industry cycle and the target for Performance Share Programs ranges from 12% to 13% on current outstanding grants.

Relative Total Shareholder Return and TSR Peer Group

Total shareholder return is defined as stock price appreciation plus dividends paid (“TSR”). For Dow and each company in the TSR Peer Group which is defined below, a beginning price using a 30 trading day averaging period at the beginning of the performance period and an ending price using a 30 trading day averaging period at the end of the performance period are calculated and used to create a percentile ranking to develop a relative performance metric for purposes of compensation (“Relative TSR”).

Dow competes with a wide variety of both industry and non-industry specific companies for executive talent and investor assets. In order to ensure our executive pay program is competitive and has a strong link to relative stock price performance, we maintain two peer groups to evaluate and determine executive compensation: one peer group which is ranked on TSR (“TSR Peer Group”) and the second is based on technology-based and manufacturing-based global companies, the Survey Peer Group, which is defined on page 34.

The TSR Peer Group is comprised predominately of companies selected from the S&P 500 Chemical Index and several companies from the Survey Peer Group that are technology-based and manufacturing-based global companies. The table below shows the 16 company TSR Peer Group used for the 2014 Performance Share Program.

TSR Peer Group
3M Company	Air Products and Chemicals Inc.	BASF SE
CF Industries Holdings, Inc.	E.I. du Pont de Nemours and Company	Eastman Chemical Company
Ecolab Inc.	FMC Corporation	Honeywell International Inc.
International Flavors & Fragrances Inc	Johnson Controls, Inc.	Monsanto Company
PPG Industries, Inc.	Praxair, Inc.	The Procter & Gamble Company
United Technologies Corporation

In 2014, after a thorough review of prevalent and emerging market practices, the Committee decided that beginning with the 2015-2017 Performance Share Program, the TSR Peer Group will be the S&P 500 Index. The Committee believes the S&P 500 Index represents the broadest and most reliable measurement to assess TSR.

32	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Instead of receiving the Performance Share Award in the form of Dow Common Stock, the NEOs and other executives subject to stock ownership requirements, may elect to receive a cash payment equal to the value of the stock award on the date of delivery. Participants may only make this cash election if they meet or exceed the executive stock ownership guidelines for their job level.

Benefits

The Company provides a comprehensive set of benefits to eligible employees. These include medical, dental, life, disability, accident, retiree medical and life, pension and savings plans. The NEOs are eligible to participate in the same plans as most other salaried employees. In addition, because highly compensated employees are subject to U.S. tax limitations on contributions to some retirement plans, the Company has created non-qualified retirement programs intended to provide these employees with the same benefits they would have received under the qualified plans without the tax limits. The NEOs are eligible to participate in the same non-qualified retirement plans as all other highly compensated salaried employees.

Perquisites

The Company provides the NEOs and other selected executives limited perquisites in order to enhance their security and productivity. The Committee regularly reviews the perquisites provided to the NEOs as part of their overall review of executive compensation. The Committee determined that the current perquisites are within an appropriate range of competitive compensation practices. Details about the NEOs’ perquisites, including the aggregate incremental cost to the Company, are shown in the Summary Compensation Table under the “All Other Compensation” column and the accompanying narrative. The Company provides the NEOs and other selected executives the following limited perquisites:

◾	Financial and Tax Planning Support

◾	Executive Physical Examination

◾	Executive Excess Umbrella Liability Insurance

◾	Home Security Alarm System

In addition, the CEO is provided a company car and is required by the Board of Directors for security and immediate availability reasons to use corporate aircraft for personal travel.

2017 Proxy Statement	33

COMPENSATION INFORMATION (continued)

SECTION III: Executive Compensation Process and Past Program Changes

Peer Group and Survey Pay Data

Dow competes with a wide variety of both industry and non-industry specific companies for executive talent and investor assets. In order to ensure our executive pay program is competitive and has a strong link to stock price performance, we maintain two peer groups to evaluate and determine executive compensation: the Survey Peer Group which is defined below and the TSR Peer Group which is defined on page 32.

The Committee considers relevant market pay practices as one of several factors when establishing executive compensation levels and evaluating compensation programs including base salary, annual incentives and long-term incentives. In order to maintain the competitiveness of our compensation programs, Dow compares its executive compensation programs against a Survey Peer Group of 20 technology-based and manufacturing-based global companies (“Survey Peer Group”). These companies provide a relevant comparison based on their similarity to Dow in size and complexity taking into account factors such as revenues, market capitalization, global scope of operations and diversified product portfolios. The Committee believes that a mix of both industry and non-industry peers provides a balanced and realistic perspective on the competition for the pool of potential executive talent. Market pay data for the Survey Peer Group is gathered through compensation surveys conducted by Willis Towers Watson, Mercer and Equilar. Dow targets the median of the Survey Peer Group for all compensation elements in order to attract, motivate, develop and retain top level executive talent. Annual Performance Award targets and long-term incentive grants reflect market median values while actual payouts are dependent on performance.

The Survey Peer Group is periodically evaluated and updated to ensure the companies in the group remain relevant.

Survey Peer Group
3M Company	Alcoa Inc.	Archer Daniels Midland Company
The Boeing Company	Caterpillar Inc.	The Coca-Cola Company
E.I. du Pont de Nemours and Company	Eli Lilly and Company	Emerson Electric Co.
General Electric Company	Honeywell International Inc.	Johnson & Johnson
Johnson Controls Inc.	Lockheed Martin Corporation	Monsanto Company
PepsiCo, Inc.	Pfizer Inc.	PPG Industries, Inc.
The Procter & Gamble Company	United Technologies Corporation

34	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Factors and Steps in Setting Pay

Compensation for the NEOs and other executive officers is evaluated and set annually by the Committee after considering the following factors:

◾	Median levels of compensation for similar jobs and job levels in the market, taking into account revenue relative to the Survey Peer Group

◾	Company performance against financial measures including net income, earnings per share, EBITDA (i.e. Net Income, before interest, income taxes, depreciation, and amortization), Operating ROC, Relative TSR, operating cash flow, and cost management discipline

◾	Company performance relative to goals approved by the Committee

◾	Business climate, economic conditions and other factors

◾	Each executive’s experience, knowledge, skills and personal contributions

The CEO makes recommendations to the Committee regarding compensation for senior executives after reviewing the Company’s overall performance, each executive’s personal contributions and relevant compensation market data from the Survey Peer Group for similar jobs and job levels. The Committee is responsible for approving NEO compensation and has broad discretion when setting compensation types and amounts.

With respect to the CEO, the Committee annually reviews and approves the corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance against those objectives and makes recommendations to the Board of Directors regarding the CEO’s compensation level based on that evaluation. The Committee considers compensation market data from the Survey Peer Group when setting compensation types and amounts for the CEO. The Board of Directors is responsible for approving the CEO’s compensation types and amounts.

As part of the review, Company management and the Committee may also review summary total compensation scenarios for the NEOs. All aspects of compensation are modeled under various scenarios, such as stock price sensitivity and business performance. The scenario sheets present the estimated dollar value of compensation components provided to the NEOs during the most recent fiscal year. They are used as a reference point to assist the Committee’s overall understanding of NEO compensation.

2017 Proxy Statement	35

COMPENSATION INFORMATION (continued)

Committee Resources in Setting Pay

The Committee, which is comprised entirely of independent Directors, is responsible for overseeing the Company’s executive compensation policies and programs with the goal of maintaining compensation that is competitive within the markets in which Dow competes for talent and reflective of the long-term investment interests of Company stockholders. The Committee reviews and approves the compensation design, compensation levels and benefits programs for the NEOs and other senior leaders. The Committee also monitors the Company’s processes on executive succession and work environment/culture. You can learn more about the Committee’s purpose, responsibilities, structure and other details by reading the Committee’s charter which can be found in the Corporate Governance section of the Company’s website at www.DowGovernance.com.

The Committee considers several resources, analytical tools and performance measures in determining compensation levels.

Committee Resource	Description
Committee Consultant

The Committee has retained a compensation consultant from Mercer. The consultant, Michael Halloran, reports directly to the Committee. He advises the Committee on trends and issues in executive compensation and the group of companies in the Survey Peer Group. He consults on the competitiveness of the compensation structure and levels of Dow’s executive officers and provides advice and recommendations related to proposed compensation and the design of Dow’s compensation programs.

The Committee has the sole authority to retain and oversee the work of Mr. Halloran. Mr. Halloran does not provide services to Company management unless approved by the Chair of the Committee. In 2016, no such approvals were requested or given as Mr. Halloran provided no services to management. Mercer has multiple safeguards and procedures in place to maintain the independence of the consultants in their executive compensation consulting practice, and the Committee has determined that the compensation consultant’s work has not raised any conflict of interest. These safeguards include a rigidly enforced code of conduct, a policy against investing in client organizations and separation between Mercer’s executive compensation consulting and its other administrative and consulting business units from a leadership, performance measurement and compensation perspective. In 2016, Mercer and its affiliates provided approximately $1.5 million in unrelated human resources consulting services to Dow. The decision to engage Mercer to provide these other services was made by management and was reported to the Committee. Mercer’s aggregate fees for executive and director compensation consulting services in 2016 were approximately $395,000. The Committee has considered factors relevant to Mr. Halloran’s independence from management under SEC rules and has determined that Mr. Halloran is independent from management.

Dow’s Executive Compensation Department

Dow’s Executive Compensation Department provides additional analysis and counsel as requested by the Committee related to:

•     Gathering the compensation data of the Survey Peer Group

•     Benchmarking compensation components (base salary, Performance Award, LTI awards) against the Survey Peer Group

•     Assisting the CEO in making preliminary recommendations of base salary structure, design and target award levels for the Performance Award and design and award levels for LTI awards

The Executive Compensation Department has retained the compensation consulting services of Willis Towers Watson. Willis Towers Watson provides the following assistance to the Executive Compensation Department:

•     Survey Peer Group compensation information for executives and non-employee Directors

•     Benchmarking of key compensation practices and trends in executive compensation

36	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Program Changes in Recent Years

Executive Compensation Program Item	What We Heard From Stockholders	Actions We Took to Address Feedback
Long-Term Incentive Mix	Strong preference for performance-based equity	Effective January 1, 2014, we increased the Performance Share weighting in our Long-Term Incentive (“LTI”) mix from 35% to 45% (continuing the trend that was started in 2012 when the Performance Share weighting was moved from 25% to 35%).
	Support for Relative TSR and Operating ROC as metrics in our Performance Share Program	Relative TSR and Operating ROC* continue to be equally weighted measures in the Performance Share Program. Relative TSR was first used in 2011 and continued each year thereafter.
Annual Performance Award	Preference for greater weighting toward Operating Net Income and Management Operating Cash Flow in the annual incentive program	The 2016 Performance Award design has 100% of the award linked to two critical measures for Dow — Operating Net Income* (60%) and Management Operating Cash Flow* (40%). An individual factor is linked to financial metrics, personal achievements and safety performance.
Share Usage	Concern about share usage in our LTI program

In addition to the Performance Share weighting noted above, starting in 2014 we also modified our LTI mix at all levels which has significantly reduced our annual share usage. We have continued with this mix in 2016.

•   Annual stock grants for 2016 totaled 7.4 million shares versus 7.5 million shares in 2015 and 7.9 million shares in 2014.

•   Our annual burn rate for shares was 0.61% in 2016 compared to 0.24% in 2015 and 0.43% in 2014 using a 1:1 counting method (resulting in a three-year average of 0.42%).

*	These measures are non-GAAP financial measures. For additional information on the use of these financial performance measures, please see the “Annual Performance Award” and “Operating Return on Capital” sections of “Section II – The 2016 Executive Compensation Program in Detail” beginning on page 25 and Appendix A.

In addition to these most recent changes, over the past few years, the Committee and Board have made other changes to our compensation programs that further align our executives’ compensation with stockholder interests.

Executive Compensation Program Item	Governance Best Practices and Other Feedback	Actions We Have Taken
Incentive Plan Design	Incentive program maximum payout levels	In light of governance trends, we reduced the maximum payout level of our annual and long-term incentive programs from 250% to 200%.
Stock Ownership Guidelines	Rigorous stock ownership guidelines in place for both Directors and Management

In 2013, the Board approved an increase to the stock ownership guidelines for Non-Employee Directors – to five times their annual meeting retainer fee.

In 2016, stock ownership guideline levels were increased to 85,000 shares for the Vice Chairman roles. All other members of executive management remain unchanged.

Director Compensation	Appropriate mix of equity and cash	In 2013, the Governance Committee and the Board increased the weighting of equity in the total compensation structure for Non-Employee Directors. Equity now represents 54% of the total compensation structure, up from 48%.
Perquisites	Limited perquisites for NEOs	In 2012, eliminated the company car perquisite for NEOs (other than the CEO), effective January 1, 2013.
Change-in-Control Agreements	No new or modified change in control agreements	The Board prohibits new or amended change-in-control agreements. Under legacy change-in-control agreements, an executive must be involuntarily terminated within two years of a change-in-control or must resign for good reason following a change-in-control in order to receive benefits (“double trigger”).

2017 Proxy Statement	37

COMPENSATION INFORMATION (continued)

Section IV – Executive Compensation Governance

In addition to adhering to the processes described in the preceding sections, the Committee has adopted several policies related to Executive Compensation as detailed below.

Best Practices in Executive Compensation

In an era of increased attention to corporate governance and the link between pay and performance, the Company continues to focus on the following key governance practices for executive compensation.

What We Do	What We Don’t Do
✓ Engage in active stockholder engagement on compensation and governance related issues. Engage in careful consideration of the annual Say-on-Pay results and stockholder feedback.	✗ Executives are prohibited from engaging in speculative transactions in Company securities and from hedging or pledging Company securities, or holding Company securities in margin accounts.

✓   Maintain a strong link between financial and operational goals, stockholder value creation and executive compensation by having Relative TSR, Operating Net Income, Operating ROC, Management Operating Cash Flow, and cost control in our incentive programs.

✗ The Board prohibits new or amended Change-in-Control (“CIC”) agreements.

✓   Ensure our compensation programs are designed to discourage excessive risk taking. These design features include a robust clawback policy, strong stock ownership guidelines, and multiple bottom line measures in our incentive programs.

✗  Our legacy CIC agreements (no new or amended agreements since 2007) do not provide single trigger payments, but instead severance payments are equal to two times the executive’s annual base salary and target Performance Award (2.99 times for the CEO) and double triggers are in place in order for an executive to receive benefits.

✓ Ensure Dow’s LTI includes significant weighting (75% of the LTI grant) toward performance-based equity vehicles (Stock Options and Performance Shares).	✗ Our stock incentive plan prohibits stock option repricing, reloads, exchanges or options granted below market value without stockholder approval.
✓ Use an independent compensation consultant who is engaged directly by the Committee to advise on executive compensation matters.	✗ Executives do not have employment agreements.

Stock Ownership Guidelines

Dow has had stock ownership guidelines in place for its NEOs and other senior executives since 1998. The Committee regularly reviews the guidelines relative to market practice and the current value of Dow stock.

Specific stock ownership requirements vary by job level and are determined by applying a multiple between four and six to the base salary midpoint. The guideline values are converted to a fixed share amount for each job level and remain at that level until the Committee determines that an adjustment is appropriate. In 2016, after a review of current stock ownership guidelines and relevant market data, the Committee determined an appropriate adjustment should be made for the Vice Chairman and COO roles impacting Messrs. Fitterling, Ungerleider and Harlan. The CEO is required to own stock with a value of six times base salary and the other NEOs are required to own stock with a value of four times base salary. The executives are given five years to achieve the initial ownership guideline for their job level following promotion to that level and must maintain these levels until retirement. For purposes of these guidelines, stock ownership includes Dow Common Stock beneficially owned (including stock owned by immediate family members), Deferred Stock not yet delivered, Performance Shares vested but not yet delivered, and stock held beneficially through the Company’s savings plans.

All NEOs currently hold shares significantly in excess of the guidelines providing further evidence of Dow’s philosophy of encouraging the holding of shares in excess of stock ownership guidelines until retirement.

38	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

The following table shows the stock ownership guideline for each NEO and their holdings as of December 31, 2016.

EXECUTIVE STOCK OWNERSHIP GUIDELINES & HOLDINGS FOR 2016

NEO & Guidelines			Personal Holdings
Name	Guideline # Shares	Multiple of Base Salary	2016 Personal Holdings	Shares Held In Excess of Guideline	Percent in Excess of Guideline	Shares Held as a Multiple of Base Salary
Andrew Liveris	250,000	6x	940,889	690,889	276%	28x
Howard Ungerleider	85,000	4x	149,219	64,219	76%	8x
James Fitterling	85,000	4x	224,410	139,410	164%	12x
Joe Harlan	85,000	4x	176,751	91,751	108%	10x
Charles Kalil	80,000	4x	431,465	351,465	439%	24x

Long-Term Incentive Grant Practices and Holding Requirements

LTI awards are granted under the 2012 Stock Incentive Plan, Dow’s omnibus stockholder approved plan for equity awards to employees and directors. LTI grants are approved by the Committee and administered by Dow’s Executive Compensation Department. The annual grant date for all employees is traditionally the Friday following the Committee’s February meeting—held on the second Wednesday of February each year. The Company does not grant discounted options, backdate options or re-price outstanding options. Dow calculates the aggregate grant date fair value of awards in the year of grant in accordance with the same standard it applies for financial accounting purposes.

Executives must continue to meet their stock ownership guidelines until retirement and since LTI awards do not have provisions for accelerated vesting at retirement, NEOs continue to hold a significant portion of their compensation value in Dow stock for at least three years after retirement.

Change-in-Control and Severance Arrangements

Under the legacy change-in-control agreements, an executive must be involuntarily terminated within two years of a change-in-control or must resign for good reason following a change-in-control in order to receive benefits. The Company believes this “double-trigger” practice is in the best interest of stockholders as it does not pay any benefits to an executive unless he or she is negatively impacted by a change-in-control event that is in the best interest of Dow stockholders.

The Committee adopted a change-in-control arrangement for senior executives, including Messrs. Liveris and Kalil, in 2007. The change-in-control arrangement provides, among other things, a “double trigger” severance payment equal to two times the executive’s base salary and target Performance Award (2.99 times for the CEO) and tax gross-up protection in the event severance benefits exceed statutory thresholds and become subject to an excise tax. While such legacy agreements remain in existence, the Committee prohibits new or amended change-in-control agreements and no new agreements have been executed since 2007.

For more information on the benefits that may be provided under the change-in-control agreements, please see “Potential Payments Upon Termination or Change-in-Control”.

Executive Compensation Recovery (Clawback) Policy

The Company has adopted an Executive Compensation Recovery Policy for executive officers that is set forth in the Company’s Corporate Governance Guidelines. Under this policy, the Company may recover incentive income that was based on achievement of quantitative performance targets if an executive officer engaged in grossly negligent conduct or intentional misconduct resulting in a financial restatement or in any increase in his or her incentive income. Incentive income includes income related to the annual Performance Award and LTI awards. The Company may also recover any awards made to an executive during the prior three years should the executive engage in activity that competes with, or is otherwise harmful to the Company or its affiliated companies.

2017 Proxy Statement	39

COMPENSATION INFORMATION (continued)

Tax Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation meeting certain requirements. Although the Company does consider the impact of this rule when making compensation decisions, Dow policy does not require all executive compensation to be tax-deductible. In the interest of flexibility and overall benefit for the Company’s stockholders, the Committee will continue to facilitate the awarding of responsible but adequate executive compensation while taking advantage of Section 162(m) whenever feasible. Amounts paid under the compensation program, including base salary, Performance Awards and grants of Deferred Stock (Restricted Stock and Restricted Stock Units) may not qualify as performance-based compensation excluded from the limitation on deductibility.

Trading, Hedging and Pledging Restrictions

As set forth in the Company’s Corporate Governance Guidelines, it is against Company policy for executive officers to engage in speculative transactions in Company securities. Specifically, it is against Company policy for executive officers to trade in puts or calls in Company securities or sell Company securities short. In addition, it is against Company policy for executive officers to pledge or hedge Company securities, or hold Company securities in margin accounts.

Compensation Program Risk Analysis

The Committee periodically reviews the Company’s compensation policies and practices and has determined that our incentive compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company. In conducting the review in 2016, the Company completed an inventory of its incentive compensation plans and policies. The evaluation covered a wide range of practices and policies including: the balanced mix between pay elements, the balanced mix between short and long-term programs, caps on incentive payouts, governance controls in place to establish, review and approve goals, use of multiple performance measures, discretion on individual awards, use of stock ownership guidelines, provisions in severance/change-in-control policies, use of a compensation recovery policy, and Committee oversight of compensation programs.

40	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

COMPENSATION TABLES AND NARRATIVES

Summary Compensation Table

The following table summarizes the compensation of our CEO, CFO, and our three other most highly compensated executive officers for the fiscal year ended December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (d)	All Other Compensation ($) (e)	Total ($)	Total Without Change in Pension Value (S)
Andrew Liveris,	2016	1,930,800	0	9,259,836	3,630,035	3,959,974	3,552,037	630,377	22,963,059	19,411,022
Chairman & Chief	2015	1,930,800	0	9,532,305	3,630,099	5,712,175	724,735	623,496	22,153,611	21,428,875
Executive Officer	2014	1,921,433	0	9,369,108	3,630,036	4,232,314	7,135,205	410,276	26,698,372	19,563,167
Howard Ungerleider,	2016	1,031,434	0	2,985,154	1,170,008	1,686,536	1,751,240	99,440	8,723,812	6,972,572
Vice Chairman & Chief	2015	1,001,392	0	2,914,837	1,110,032	2,165,106	499,678	86,907	7,777,952	7,278,273
Financial Officer	2014	932,278	0	2,853,865	1,105,568	1,516,743	3,013,541	76,130	9,498,125	6,484,584
James Fitterling,	2016	1,090,134	0	3,635,031	1,425,033	1,719,854	2,160,423	64,360	10,094,834	7,934,412
President & Chief	2015	1,001,392	0	2,914,837	1,110,032	2,165,106	506,570	71,399	7,769,336	7,262,765
Operating Officer	2014	965,922	0	2,853,865	1,105,568	1,539,213	2,897,381	63,598	9,425,547	6,528,166
Joe Harlan,	2016	1,031,434	0	2,678,873	1,050,105	1,475,719	161,878	319,839	6,717,847	6,555,970
Vice Chairman & Chief	2015	1,001,392	0	2,914,837	1,110,032	1,968,278	118,174	116,612	7,229,324	7,111,151
Commercial Officer	2014	972,220	0	2,723,673	1,055,357	1,505,508	165,278	114,037	6,536,073	6,370,795
Charles Kalil,	2016	1,029,659	0	2,564,166	1,005,101	1,282,775	1,084,218	66,505	7,032,424	5,948,206
Executive Vice President &	2015	1,029,659	0	2,639,454	1,005,078	1,850,374	413,424	72,580	7,010,570	6,597,146
General Counsel	2014	1,024,661	0	2,594,026	1,005,030	1,427,107	2,991,336	70,200	9,112,360	6,121,024

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

Note: In order to show the effect that the year-over-year change in pension value had on total compensation, as determined under applicable SEC rules, we have included an additional column to show total compensation minus the change in pension value. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The change in pension value is subject to many external variables, such as interest rates, that are not related to Company performance. Therefore, we do not believe a year-over-year change in pension value is helpful in evaluating compensation for comparative purposes.

(a)	Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. If valued assuming a maximum payout on the Performance Share program, the value of the awards would be: Liveris $12,469,356; Ungerleider $4,019,484; Fitterling $4,895,026; Harlan $3,607,526; Kalil $3,452,648. A discussion of the assumptions used in calculating these values can be found in Note 21 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
(b)	Dow’s valuation for financial accounting purposes uses the widely accepted lattice-based option valuation model and otherwise computed in accordance with FASB ASC Topic 718. The option value calculated for the NEOs’ grants was $10.95 for the grant date of February 12, 2016. The exercise price of $46.01 is the closing Dow stock price on the date of grant. A discussion of the assumptions used in calculating these values can be found in Note 21 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
(c)	Individual results for Non-Equity Incentive Plan Compensation are detailed in the Performance Award section of the 2016 Executive Compensation Program in Detail and reflect income paid in 2017 under our annual Performance Award program for performance achieved in 2016.

2017 Proxy Statement	41

COMPENSATION INFORMATION (continued)

(d)	Reflects the aggregate change in the actuarial present value of accumulated pension benefits at age 65 using the actuarial assumptions included in the Company’s audited financial statements. The amounts recorded in this column vary with a number of factors, including the discount rate applied to determine the value of future payment streams. An analysis of the Change in Pension Value for 2016 is shown below. As a result of a decrease in prevailing interest rates in the credit markets in 2016, the discount rate used pursuant to pension accounting rules to calculate the present value of future payments decreased from 4.44% for fiscal year 2015 to 4.14% for fiscal year 2016. The decrease in pension value resulting from the change in interest rates does not result in any decrease to the underlying benefits payable to participants under the plan. Mr. Harlan participates in the Personal Pension Account plan. The $160,016 represents the increase in his 2016 cash balance account due to the increase in annual pay and interest credits.

Name	Change in Discount Interest Rate ($)	Change in Deferral Period, Benefits, and Other ($)	Total Change ($)
Andrew Liveris	1,416,304	2,134,364	3,550,668
Howard Ungerleider	707,526	1,043,714	1,751,240
James Fitterling	719,113	1,441,076	2,160,189
Joe Harlan	—	160,016	160,016
Charles Kalil	514,296	565,589	1,079,885

(e)	All Other Compensation includes the cost of Company provided automobile (which was discontinued in 2013 for the NEOs other than the CEO), personal use of corporate aircraft by the CEO as required by Company policy for security and immediate availability purposes, Company contributions to employee savings plans, reimbursements of costs paid for financial and tax planning support, relocation expenses, home security, executive health examinations and personal excess liability insurance premiums. The incremental cost to the Company of personal use of Company aircraft is calculated based on published industry rates by Conklin & de Decker Associates, Inc. for the variable operating costs to the Company including fuel, landing, catering, handling, aircraft maintenance and pilot travel costs. Fixed costs, which do not change based upon usage, such as pilot salaries or depreciation of the aircraft or maintenance costs not related to personal travel, are excluded. NEOs also are provided a tax reimbursement for taxes incurred when a spouse travels for business purposes as it is sometimes necessary for spouses to accompany NEOs to business functions. These taxes are incurred because of the Internal Revenue Service’s rules governing business travel by spouses and the Company reimburses the associated taxes. No NEO is provided a tax reimbursement for personal use of aircraft. Tax reimbursements are also provided for certain company provided or reimbursed relocation expenses.

The following other compensation items exceeded $10,000 in value:

–	Liveris: Personal use of Company aircraft ($425,785), Company contributions to savings plans ($89,189), financial and tax planning ($63,499), Company provided automobile ($23,219), tax reimbursement ($21,642)
–	Ungerleider: Company contributions to savings plans ($52,013), financial and tax planning ($38,196)
–	Fitterling: Financial and tax planning ($33,643), Company contributions to savings plans ($26,644)
–	Harlan: Relocation related expenses ($136,123), tax reimbursement (primarily related to relocation expenses) ($126,137), financial and tax planning ($30,188), Company contributions to savings plans ($22,557)
–	Kalil: Company contributions to savings plans ($53,143)

42	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Grants of Plan-Based Awards

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards.

GRANTS OF PLAN-BASED AWARDS FOR 2016

Name		Date of Action by the Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	All Other Option Awards: Number of Securities Underlying Options (#) (c)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (d)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Liveris	2/10/2016	2/10/2016	0	3,185,820	6,371,640
	2/12/2016	2/10/2016				0	118,350	236,700				6,234,678
	2/12/2016	2/10/2016							65,750			3,025,158
	2/12/2016	2/10/2016								331,510	46.01	3,630,035
Howard Ungerleider	2/10/2016	2/10/2016	0	1,243,758	2,487,516
	2/12/2016	2/10/2016				0	38,150	76,300				2,009,742
	2/12/2016	2/10/2016							21,200			975,412
	2/12/2016	2/10/2016								106,850	46.01	1,170,008
James Fitterling	2/10/2016	2/10/2016	0	1,383,631	2,767,263
	2/12/2016	2/10/2016				0	46,460	92,920				2,447,513
	2/12/2016	2/10/2016							25,810			1,187,518
	2/12/2016	2/10/2016								130,140	46.01	1,425,033
Joe Harlan	2/10/2016	2/10/2016	0	1,243,758	2,487,516
	2/12/2016	2/10/2016				0	34,240	68,480				1,803,763
	2/12/2016	2/10/2016							19,020			875,110
	2/12/2016	2/10/2016								95,900	46.01	1,050,105
Charles Kalil	2/10/2016	2/10/2016	0	1,081,142	2,162,284
	2/12/2016	2/10/2016				0	32,770	65,540				1,726,324
	2/12/2016	2/10/2016							18,210			837,842
	2/12/2016	2/10/2016								91,790	46.01	1,005,101
(a)	Performance Share awards as described in the Long-Term Incentive Awards section of the Compensation Discussion and Analysis.
(b)	Deferred Stock awards as described in the Long-Term Incentive Awards section of the Compensation Discussion and Analysis.
(c)	Stock Option awards as described in the Long-Term Incentive Awards section of the Compensation Discussion and Analysis.
(d)	Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes consistent with the values shown in the Summary Compensation Table.

2017 Proxy Statement	43

COMPENSATION INFORMATION (continued)

Outstanding Equity Awards

The following table lists outstanding equity grants for each NEO as of December 31, 2016. The table includes outstanding equity grants from past years as well as the current year.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (b) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (c) (d)
Andrew Liveris	02/16/2007	460,000	—	43.59	02/16/2017	n/a	n/a	n/a	n/a
	02/15/2008	619,370	—	38.62	02/18/2018	n/a	n/a	n/a	n/a
	02/13/2009	909,100	—	9.53	02/13/2019	n/a	n/a	n/a	n/a
	02/12/2010	551,800	—	27.79	02/12/2020	n/a	n/a	n/a	n/a
	02/11/2011	412,380	—	38.38	02/11/2021	n/a	n/a	n/a	n/a
	02/10/2012	516,000	—	34.00	02/10/2022	n/a	n/a	n/a	n/a
	02/15/2013	761,660	—	32.16	02/15/2023	n/a	n/a	n/a	n/a
	02/14/2014	210,618	105,312	46.71	02/14/2024	64,770	3,706,139	116,580	6,670,708
	02/13/2015	104,223	208,447	49.44	02/13/2025	61,190	3,501,292	110,140	6,302,211
	02/12/2016	—	331,510	46.01	02/12/2026	65,750	3,762,215	118,350	6,771,987
Howard Ungerleider	02/16/2007	23,510	—	43.59	02/16/2017	n/a	n/a	n/a	n/a
	02/15/2008	30,750	—	38.62	02/18/2018	n/a	n/a	n/a	n/a
	02/13/2009	11,288	—	9.53	02/13/2019	n/a	n/a	n/a	n/a
	02/12/2010	22,400	—	27.79	02/12/2020	n/a	n/a	n/a	n/a
	02/11/2011	18,600	—	38.38	02/11/2021	n/a	n/a	n/a	n/a
	02/10/2012	82,420	—	34.00	02/10/2022	n/a	n/a	n/a	n/a
	02/15/2013	210,880	—	32.16	02/15/2023	n/a	n/a	n/a	n/a
	02/14/2014	64,146	32,074	46.71	02/14/2024	19,730	1,128,951	35,510	2,031,882
	02/13/2015	31,869	63,741	49.44	02/13/2025	18,710	1,070,586	33,680	1,927,170
	02/12/2016	—	106,850	46.01	02/12/2026	21,200	1,213,064	38,150	2,182,943
James Fitterling	02/12/2010	7,700	—	27.79	02/12/2020	n/a	n/a	n/a	n/a
	02/11/2011	118,090	—	38.38	02/11/2021	n/a	n/a	n/a	n/a
	02/10/2012	147,130	—	34.00	02/10/2022	n/a	n/a	n/a	n/a
	02/15/2013	210,880	—	32.16	02/15/2023	n/a	n/a	n/a	n/a
	02/14/2014	64,146	32,074	46.71	02/14/2024	19,730	1,128,951	35,510	2,031,882
	02/13/2015	31,869	63,741	49.44	02/13/2025	18,710	1,070,586	33,680	1,927,170
	02/12/2016	—	130,140	46.01	02/12/2026	25,810	1,476,848	46,460	2,658,441
Joe Harlan	09/01/2011	128,700	—	27.60	09/01/2021	n/a	n/a	n/a	n/a
	02/10/2012	134,330	—	34.00	02/10/2022	n/a	n/a	n/a	n/a
	02/15/2013	210,880	—	32.16	02/15/2023	n/a	n/a	n/a	n/a
	02/14/2014	61,232	30,618	46.71	02/14/2024	18,830	1,077,453	33,890	1,939,186
	02/13/2015	31,869	63,741	49.44	02/13/2025	18,710	1,070,586	33,680	1,927,170
	02/12/2016	—	95,900	46.01	02/12/2026	19,020	1,088,324	34,240	1,959,213
Charles Kalil	03/01/2000	n/a	n/a	n/a	n/a	108	5,560	n/a	n/a
	02/23/2001	n/a	n/a	n/a	n/a	55	3,147	n/a	n/a
	02/16/2007	70,000	—	43.59	02/16/2017	n/a	n/a	n/a	n/a
	02/10/2012	49,044	—	34.00	02/10/2022	n/a	n/a	n/a	n/a
	02/15/2013	201,290	—	32.16	02/15/2023	n/a	n/a	n/a	n/a
	02/14/2014	58,312	29,158	46.71	02/14/2024	17,930	1,025,955	32,280	1,847,062
	02/13/2015	28,856	57,714	49.44	02/13/2025	16,940	969,307	30,500	1,745,210
	02/12/2016	—	91,790	46.01	02/12/2026	18,210	1,041,976	32,770	1,875,099
(a)	Stock Option award grants vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.
(b)	Deferred Shares vest and are delivered three years after the grant date.
(c)	Market values based on the 12/30/16 closing stock price of $57.22 per share.
(d)	Performance Shares granted 2/14/2014, 2/13/2015 and 2/12/2016 will vest and be delivered in February of the year following the end of the three-year performance period. Shares granted in February 2014-2016 are shown at the target level of performance. The actual number of shares to be delivered will be determined at the end of the three-year performance period.

44	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Option Exercises and Stock Vested

The following table summarizes the value received from stock option exercises and stock grants vested during 2016.

OPTION EXERCISES AND STOCK VESTED FOR 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (a)	Value Realized on Vesting ($)
Andrew Liveris	—	—	354,078	16,619,064
Howard Ungerleider	12,950	54,973	98,040	4,601,622
James Fitterling	75,050	1,220,985	98,040	4,601,622
Joe Harlan	—	—	98,040	4,601,622
Charles Kalil	48,550	206,095	93,592	4,392,850
(a)	Reflects delivery of shares from the 2013-2015 Performance Share program, even if elected to receive as cash, and the 2012 Deferred Stock grants with 3-year vesting. All were previously reported in the Summary Compensation Tables in the year they were granted.

Pension Benefits

The following table lists the pension program participation and actuarial present value of each NEO’s defined benefit pension as of December 31, 2016.

PENSION BENEFITS AS OF DECEMBER 31, 2016

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (a)	Payments During Last Fiscal Year
Andrew Liveris	Dow Employees’ Pension Plan	21.1	1,725,040	—
	Dow Executives’ Supplemental Retirement Plan (b)	41.0	36,275,991	—
Howard Ungerleider	Dow Employees’ Pension Plan	26.5	1,019,749	—
	Dow Executives’ Supplemental Retirement Plan	26.5	8,234,573	—
James Fitterling	Dow Employees’ Pension Plan	33.0	1,338,093	—
	Dow Executives’ Supplemental Retirement Plan	33.0	11,137,614	—
Joe Harlan	Dow Employees’ Pension Plan	5.4	80,016	—
	Dow Executives’ Supplemental Retirement Plan	5.4	562,143	—
Charles Kalil	Dow Employees’ Pension Plan	36.9	1,942,218	—
	Dow Executives’ Supplemental Retirement Plan	36.9	15,080,289	—
(a)	Unless otherwise noted, all present values reflect accrued age 65 benefits. The form of payment, discount rate (4.14%) and mortality (RP-2014) are based on assumptions used to determine pension plan obligations as reflected in the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
(b)	Mr. Liveris was asked by the Company to permanently transfer to the United States from Australia in 1995, at which time he began participation in the Dow Employees’ Pension Plan (“DEPP”) and Executives’ Supplemental Retirement Plan (“ESRP”), and ceased contributions to the Australian Superannuation Fund (“Australian Fund”). Mr. Liveris’ retirement benefit will equal the amount payable under the DEPP formula based on 41 years of actual service with Dow (21 years as a U.S. employee of Dow plus 20 years as an Australian employee of Dow). The ESRP benefit will be reduced by the value of his Australian Fund at the time of retirement. The value of Mr. Liveris’ Company contributions in the Australian Fund at December 31, 2016 was 943,080 AUD.

2017 Proxy Statement	45

COMPENSATION INFORMATION (continued)

The following table lists the U.S. pension annuity value for each participating NEO and the corresponding replacement value as a percent of total target cash compensation as of December 31, 2016. The replacement value percentages for the NEOs are comparable to most other salaried employees with similar age and years of service.

PENSION REPLACEMENT VALUE AS OF DECEMBER 31, 2016

Name	Pension Annuity Value ($) (a)	Replacement Value (%) (b)
Andrew Liveris	2,837,904	55%
Howard Ungerleider	449,232	20%
James Fitterling	842,904	34%
Joe Harlan	38,208	2%
Charles Kalil	1,229,280	58%
(a)	Annual pension benefit if NEO retired on December 31, 2016, stated as a single-life annuity with no survivor options.
(b)	Annual pension benefit as a percentage of annual Base Salary + Target Performance Award.

Pension Benefits – Additional Information

The Dow Employees’ Pension Plan

For employees hired prior to January 1, 2008: The Company provides the Dow Employees’ Pension Plan (“DEPP”) for its U.S. employees and for employees of some of its wholly owned U.S. subsidiaries. Upon retirement, NEOs receive an annual pension under the DEPP formula subject to statutory limitations. The benefit is paid in the form of a monthly annuity and is calculated based on the sum of the employee’s yearly basic and supplemental accruals up to a maximum of 425% for basic accruals and 120% for supplemental accruals.

•	Basic accruals equal the employee’s highest consecutive three-year average compensation (“HC3A”) multiplied by a percentage ranging from 4% to 18% based on the age of the employee in the years earned.

•

Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1% to 4%, based on the age of the employee in the years earned.

The sum of the basic and supplemental accruals is divided by a conversion factor to calculate an immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula will be credited with interest. All NEOs other than Mr. Harlan participate in DEPP.

For employees hired on or after January 1, 2008: The Personal Pension Account (“PPA”) grows annually based on Pay Credits and Interest Credits. At the end of each year, 5% of an employee’s base salary and actual variable pay is credited to the account (“Pay Credit”). Additionally, the Personal Pension Account is credited with an annual Interest Credit equal to the Interest Credit Rate multiplied by the Personal Pension Account balance as of December 31 of the previous year. The Interest Credit Rate is determined annually by the Company, and is based on the closing rate on the six-month U.S. Treasury bill on the last business day of September immediately preceding the Plan Year plus 1.5%.

When a vested employee leaves the Company, the PPA can be taken as an immediate annuity, as a deferred annuity or as a lump sum. Vesting is three years. Mr. Harlan participates in the PPA.

The Executives’ Supplemental Retirement Plan: Because the U.S. Internal Revenue Code limits the benefits otherwise provided by DEPP, the Board of Directors adopted the Executives’ Supplemental Retirement Plan (“ESRP”) to provide employees who participate in DEPP with non-qualified benefits calculated under the same formulas described above. Some parts of the supplemental benefit may be taken in the form of a lump sum depending upon date of hire and plan participation. All NEOs participate in the ESRP.

In addition, Mr. Kalil elected to have a portion of his ESRP benefit secured by enrolling in the Key Employee Insurance Program (“KEIP”) in 1997. KEIP is a life insurance program that secured benefits otherwise available under ESRP, which was offered to certain employees as an alternative to the ESRP. Dow has not offered KEIP to employees since 1999 and has no plans to reinstate this program for new participants.

Dow Employees’ Savings Plan – 401(k): The Company provides all U.S. salaried employees the opportunity to participate in a 401(k) plan (The Dow Chemical Company Employees’ Savings Plan). In 2016, for salaried employees who contributed 2% of annual salary, Dow provided a matching contribution of 100% of the employee’s contribution. For salaried employees who contributed up to an additional 4%, Dow provided a 50% match. All NEOs participate in the 401(k) plan on the same terms as other eligible employees.

46	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Non-Qualified Deferred Compensation

The following table provides information on compensation the NEOs have elected to defer as described in the narrative that follows.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2016

Name	Executive Contributions in Last Fiscal Year ($) (a)	Company Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($) (c)	Aggregate Balance at Last Fiscal Year-End ($) (d)
Andrew Liveris	115,848	66,632	27,960	1,378,005	1,711,785
Howard Ungerleider	51,572	29,456	8,859	268,259	905,742
James Fitterling	54,507	—	50,693	471,974	3,394,758
Joe Harlan	—	—	16,477	—	566,370
Charles Kalil	41,186	30,586	41,133	—	1,531,360
(a)	Executive contributions are also reported as salary for 2016 in the Summary Compensation Table.
(b)	Company contributions are also reported as All Other Compensation for 2016 in the Summary Compensation Table.
(c)	These distributions were associated with historical elections made by employees at the time of deferral that relate to the change in control provisions of certain legacy deferral plans. These legacy plans called for change in control payments to occur following the special stockholder meeting which approved the pending merger transaction with DuPont (while the remaining and current deferral plans provide for payments upon closing of the transaction).
(d)	Includes Company and executive contributions with respect to Mr. Liveris of $160,492 for 2014 and $154,952 for 2015 previously reported in the Summary Compensation Table and Company; Company and executive contributions with respect to Mr. Ungerleider of $60,817 for 2014 and $66,947 for 2015 previously reported in the Summary Compensation Table; Company and executive contributions with respect to Mr. Fitterling of $64,597 for 2014 and $28,237 for 2015 previously reported in the Summary Compensation Table; Company and executive contributions with respect to Mr. Harlan of $66,445 for 2014 and $28,489 for 2015 previously reported in the Summary Compensation Table; and Company and executive contributions with respect to Mr. Kalil of $70,591 for 2014 and $71,772 for 2015 previously reported in the Summary Compensation Table.

Because the U.S. Internal Revenue Code limits contributions to The Dow Chemical Company Employees’ Savings Plan, the Board of Directors adopted the Elective Deferral Plan in order to further assist employees in saving for retirement. This plan allows participants to voluntarily defer the receipt of base salary (maximum deferral of 75%) and Performance Award (maximum deferral of 100%).

Each participant enrolled in the Elective Deferral Plan receives a matching contribution using the same formula authorized for salaried participants under the 401(k) plan for employer matching contributions. The current formula provides for a matching contribution on the first 6% of base salary deferred. For purposes of calculating the match under the Elective Deferral Plan, the Company will assume each participant is contributing the maximum allowable amount to the 401(k) plan and receiving a match thereon. The assumed match from the 401(k) plan will be offset from the matching contribution calculated under the Elective Deferral Plan. The NEOs’ balances consist primarily of voluntary deferrals (and related earnings), not contributions made by the Company.

Investment choices include a fund with an interest rate equal to the sum of the 60-month rolling average of ten-year U.S. Treasury Note yield plus the current five-year Dow credit spread, as well as the line-up of funds available under the Employees’ Savings Plan.

The Elective Deferral Plan allows for distributions to commence on January 31 after separation or after a specific future year that can be later or earlier than the separation date. Distributions may be paid either in a lump sum or in equal monthly, quarterly or annual installments up to 15 years based on the employee’s initial election as to the time and form of payment. If installments were elected, the unpaid balance will continue to accumulate gains and losses based on the employee’s investment selections.

Potential Payments Upon Termination or Change-in-Control

All of the NEOs (except Mr. Harlan & Mr. Ungerleider) are currently retirement eligible and entitled to benefits similar to most other salaried employees upon separation from the Company. All of the NEOs are also entitled to additional benefits in the case of an involuntary termination without cause or a change-in-control event. The summary below shows the impact of various types of separation events on the different compensation elements the NEOs receive.

2017 Proxy Statement	47

COMPENSATION INFORMATION (continued)

Retirement, Death, or Disability:

•	Base Salary: Paid through date of separation on the normal schedule.

•	Performance Award: Prorated for the portion of the year worked and paid on the normal schedule.

•	Benefits: All NEOs (except Mr. Harlan) are eligible for retiree medical and life insurance coverage similar to most other salaried U.S. employees.

•	Retirement Plans: Participants have access, in accordance with elections and plan features, to the following retirement plan benefits:

•	Elective Deferral Plan benefits as shown in the Non-Qualified Deferred Compensation Table and accompanying narrative.

•

Pension benefits as shown in the Pension Benefits Table and described in the accompanying narrative. Participants in DEPP and ESRP are paid a monthly annuity and/or lump sum. Participants in PPA may elect either an annuity or lump sum payout. Participants in KEIP have additional lump-sum features available.

•	Employee Savings Plan (defined contribution 401(k) plan).

•

Outstanding LTI Awards: For grants made in 2013 and beyond, the following LTI treatment applies if the executive meets the age 55 and 10 years of service requirement (age 50 and 10 years of service for grants prior to 2013).

•	Stock Options: Vesting and expiration periods remain unchanged except that grants made in the same year as termination vest pro-rata for the portion of the year worked.

•	Deferred Stock: Vesting and delivery dates remain unchanged except that grants made in the same year as termination vest pro-rata for the portion of the year worked.

•	Performance Shares: Vesting periods and delivery dates remain unchanged except that grants made in the same year as termination vest pro-rata for the portion of the year worked.

If the executive separates before meeting the age and service requirements of a particular grant, such grant is forfeited.

Involuntary Termination With Cause:

Because all NEOs (except Mr. Harlan and Mr. Ungerleider) are currently retirement eligible, they will receive the same benefits under an Involuntary Termination with Cause as under retirement, as described above, with the exception of incentive income (including LTI), which may be recovered by the Company as described in the Executive Compensation Recovery Policy.

Involuntary Termination Without Cause:

In addition to the benefits described above for any retirement-eligible officers, all NEOs will otherwise receive the following benefits if involuntarily terminated without cause.

•

A lump-sum severance payment of two weeks per year of service (up to a maximum of 18 months) under the U.S. Severance Plan, plus six months base salary under the Executive Severance Supplement. The U.S. Severance Plan covers most salaried employees in the United States.

•	Outplacement counseling and financial/tax planning with a value of $30,000.

•	If eligible for retiree medical, eighteen months of health and welfare benefits at employee rates.

For outstanding LTI grants not meeting the age and years of service requirements referenced above, in the event an NEO is involuntarily terminated without cause, they will receive the following:

•	Stock Options: Vesting and expiration periods are shortened to the earlier of the existing expiration date or one year.

•	Deferred Stock: Grants are prorated for the number of days worked during the vesting period. Vesting and delivery dates remain unchanged.

•	Performance Shares: Grants are prorated for the number of days worked during the performance period. Vesting periods and delivery dates remain unchanged.

48	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Change-in-Control:

In addition to benefits received due to retirement, as described above, the non-qualified pension benefits are payable as a lump sum in the event of a change-in-control in accordance with the respective plan documents. Outstanding LTI (equity awards) granted pursuant to the Company’s equity plans have a double trigger change-in-control provision whereby the awards will become fully vested upon the holder’s involuntary termination of employment without cause within 24 months following a change-in-control.

Pursuant to agreements entered into in 2007, Messrs. Liveris and Kalil will also receive the following benefits if separated within two years of a change-in-control event as referenced in the Compensation Discussion and Analysis. An executive must be involuntarily terminated within two years of a change-in-control or resign for good reason following a change-in-control in order to receive benefits (“double trigger”).

•	A severance payment equal to two times the executive’s annual base salary and target Performance Award (2.99 times for the CEO).

•	An additional two years of credited service and age for purposes of calculating retirement benefits (three years for the CEO).

•	A financial, tax and outplacement allowance of $50,000.

•	Eighteen months of health and welfare benefits at employee rates.

•	Tax gross-up protection in the event severance exceeds statutory thresholds and becomes subject to an excise tax.

The following table summarizes the value of the incremental benefits to be received due to an Involuntary Termination without cause or a change-in-control event as of December 31, 2016.

INVOLUNTARY TERMINATION OR CHANGE-IN-CONTROL VALUES

Name	Type of Benefit	Involuntary Termination Without Cause ($)	Change-in- Control ($) (a)
Andrew Liveris	Severance	3,861,600	15,298,694
	Double Trigger LTI Acceleration	n/a	37,159,325
	Increase in Present Value of Pension	n/a	4,077,131
	Health & Welfare Benefits	18,855	18,855
	Outplacement & Financial Planning	30,000	50,000
Howard Ungerleider	Severance	1,574,630	1,574,630
	Double Trigger LTI Acceleration	n/a	11,585,387
	Increase in Present Value of Pension	n/a	3,933,493
	Health & Welfare Benefits	n/a	n/a
	Outplacement & Financial Planning	30,000	30,000
James Fitterling	Severance	1,958,371	1,958,371
	Double Trigger LTI Acceleration	n/a	12,585,750
	Increase in Present Value of Pension	n/a	3,900,038
	Health & Welfare Benefits	17,811	17,811
	Outplacement & Financial Planning	30,000	30,000
Joe Harlan	Severance	733,499	733,499
	Double Trigger LTI Acceleration	n/a	10,954,671
	Increase in Present Value of Pension	n/a	0
	Health & Welfare Benefits	n/a	n/a
	Outplacement & Financial Planning	30,000	30,000
Charles Kalil	Severance	1,976,154	4,221,602
	Double Trigger LTI Acceleration	n/a	10,289,040
	Increase in Present Value of Pension	n/a	0
	Health & Welfare Benefits	6,345	6,345
	Outplacement & Financial Planning	30,000	50,000
(a)	An executive must meet the double trigger requirement of being involuntarily terminated within two years of a change-in-control in order to receive benefits. In addition, the LTI acceleration value in this table includes Performance Shares at target.

2017 Proxy Statement	49

COMPENSATION INFORMATION (continued)

Director Compensation

Dow compares its non-employee Director compensation programs, designs and compensation elements to the same Survey Peer Group used for executive compensation, as described in the Peer Group and Survey Pay Data section of the Compensation Discussion and Analysis. Dow targets the median compensation of the Survey Peer Group for all Director compensation elements. The following table lists the compensation provided to Dow’s non-employee Directors in 2016.

DIRECTOR COMPENSATION FOR 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (b)	All Other Compensation ($)	Total ($)
Ajay Banga	115,000	135,474	—	—	—	—	250,474
Jacqueline K. Barton	130,000	135,474	—	—	—	—	265,474
James A. Bell	150,000	135,474	—	—	1,017	—	286,491
Richard K. Davis	130,000	135,474	—	—	—	—	265,474
Jeff M. Fettig	160,000	135,474	—	—	—	—	295,474
Mark Loughridge	130,000	135,474	—	—	—	—	265,474
Raymond J. Milchovich	115,000	135,474	—	—	—	—	250,474
Robert S. (Steve) Miller	115,000	135,474	—	—	—	—	250,474
Paul Polman	115,000	135,474	—	—	35	—	250,509
Dennis H. Reilley	135,000	135,474	—	—	—	—	270,474
James M. Ringler	130,000	135,474	—	—	—	—	265,474
Ruth G. Shaw	115,000	135,474	—	—	432	—	250,996
(a)	The May 13, 2016 full grant date fair value of Restricted Stock granted is $50.55 per share with a total value of $135,474 for each Director (2,680 shares) represented in accordance with the same standard applied for financial accounting purposes.
(b)	Consists exclusively of above-market nonqualified deferred compensation earnings.

Non-Employee Directors’ Fees Earned or Paid in Cash

2016 Directors’ fees as stated below are paid only to Directors who are not employees of the Company.

Fee Category	Annual Rate
Annual Retainer	$115,000
Audit Committee and Compensation & Leadership Development Committee Chairmanships	$20,000
All Other Committee Chairmanships	$15,000
Audit Committee Membership	$15,000
Lead Director Service	$30,000

Non-Employee Directors Stock Grant

In 2016, each non-employee Director received 2,680 shares of Restricted Stock, with provisions limiting transfer while serving as a Director of the Company, and, at a minimum, for two years from the date of grant.

Non-employee Directors who join the Board of Directors after the annual grant of Restricted Stock for that year and prior to December 31 of that year are eligible to receive a one-time cash payment (“New Director Retainer”) within 30 days of the effective date of their election as a Director. The intent of this New Director Retainer is to encourage a new Director to make an initial investment in the stock of the Company. The amount of the New Director Retainer is calculated from the net present value of the cash equivalent of that year’s Restricted Stock grant, with stock values based on the then current price of Company stock. It is based on months of Board service for the first year, and is therefore pro-rated for the number of months remaining in the calendar year.

50	2017 Proxy Statement

COMPENSATION INFORMATION (continued)

Non-Employee Directors’ Stock Ownership Guidelines

Non-employee Directors have a guideline of owning common stock of the Company equal in value to at least five times the amount of the annual Board retainer fee, with a five-year time period after first election to achieve this level. Directors are also required to retain all Deferred Stock and Restricted Stock grants until retirement from the Board. The following table shows the stock ownership guideline and respective holdings of the non-employee Directors as of December 31, 2016.

DIRECTOR STOCK OWNERSHIP GUIDELINES FOR 2016

Name	Ownership Guideline	2016 Holdings (a)	Shares Held In Excess of Guideline
Ajay Banga	18,000	12,066	—
Jacqueline K. Barton	18,000	45,325	27,325
James A. Bell	18,000	32,906	14,906
Richard K. Davis	18,000	5,500	—
Jeff M. Fettig	18,000	40,580	22,580
Mark Loughridge	18,000	7,574	—
Raymond J. Milchovich	18,000	10,900	—
Robert S. (Steve) Miller	18,000	10,310	—
Paul Polman	18,000	46,030	28,030
Dennis H. Reilley	18,000	35,310	17,310
James M. Ringler	18,000	49,100	31,100
Ruth G. Shaw	18,000	39,639	21,639

(a)	Mr. Banga joined the Board in 2013 while Mr. Davis, Mr. Loughridge, Mr. Milchovich and Mr. Miller joined the Board in 2015, each is expected to meet the ownership guideline within the required timeframe.

Non-Employee Director Deferred Compensation Plan

Non-employee Directors may choose prior to the beginning of each year to have all or part of their fees credited to a deferred compensation account as participants in The Dow Chemical Company Voluntary Deferred Compensation Plan for Non-Employee Directors effective January 1, 2005.

At the election of the Director, fees are deferred into one of several hypothetical investment accounts that accrue investment returns according to the account selected. Investment choices include a fund with an interest rate equal to the sum of the 60-month rolling average of ten-year U.S. Treasury Note yield plus the current five-year Dow credit spread, a phantom Dow stock account tracking the market value of Dow Common Stock with market dividends paid and reinvested, as well as funds tracking the performance of several mutual funds. These funds are identical to funds offered as part of the Elective Deferral Plan for management level employees. Such deferred amounts will be paid in installments as elected by the Director at the time of deferral commencing in July following the Director’s termination of Board service, in the following July or in July of the calendar year following the Director’s 72nd birthday. If the Director elects to receive payment in July following his or her 72nd birthday and if he or she remains on the Board beyond his or her 72nd birthday, payments shall start in the July following termination of Board service.

Business Travel Accident Insurance for Non-Employee Directors

Dow has a rider on its Business Travel Accident insurance policy covering each non-employee Director for $300,000, which will cover accidental death and dismemberment if the Director is traveling on Dow business.

Additional Compensation from Third Point LLC

In addition to the compensation described above to be paid by the Company as compensation for their service as directors, Messrs. Milchovich and Miller received additional compensation in connection with their election to the board of directors from a third party. Specifically, Messrs. Milchovich and Miller were appointed to the Board and/or nominated for election for the 2015 Annual Meeting of Stockholders (“2015 Meeting”) pursuant to an agreement dated as of November 20, 2014, between the Company and certain investment funds (Third Point LLC, Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P. and Third Point Reinsurance Co. Ltd. (collectively “Third Point”)).

2017 Proxy Statement	51

COMPENSATION INFORMATION (continued)

In connection with their agreement to serve as Third Point designees, each of Messrs. Milchovich and Miller entered into an agreement with Third Point LLC (together, the “TP Agreements”). Pursuant to the TP Agreements, each of Messrs. Milchovich and Miller received from Third Point LLC:

•	$250,000 in cash paid upon the execution by each of Messrs. Milchovich and Miller of the TP Agreement;

•

$250,000 in cash paid upon the appointment of each of Messrs. Milchovich and Miller to the Board. The TP Agreements required each of Messrs. Milchovich and Miller to invest $250,000 in Dow common stock if they did not already own stock equivalent to that amount at the time of their appointment to the Board or their nomination by Third Point LLC for election to the Board. As each of them owned $250,000 worth of Dow common stock at the time of their appointment to the Board, each of them received $250,000 in cash and were not required to invest this amount in Dow common stock; and

•

certain stock appreciation rights (“SARs”) with respect to a total of 396,668 shares of Dow common stock as follows: (a) SARs with respect to 198,334 shares of Dow common stock payable in 2018 (“2018 SARs”); and (b) SARs with respect to 198,334 shares of Dow common stock payable in 2020 (“2020 SARs”). The 2018 SARs and 2020 SARs are each subject to continued service as a Director on the applicable vesting date, subject to certain exceptions. As described in two Form 3s filed with the U.S. Securities and Exchange Commission on January 9, 2015, for each of Messrs. Milchovich and Miller the appreciation amount payable by Third Point LLC, if any, will be based upon the difference between $50.42 (the closing price of the Company’s common stock on the date of execution of the TP Agreements) and the volume weighted average price of the Company’s common stock during the 30 day period prior to January 1, 2018, in the case of the 2018 SARs and January 1, 2020, in the case of the 2020 SARs.

The 2018 SARs vest as follows: 50% on January 1, 2017 and 50% on January 1, 2018 and will be settled in cash by Third Point LLC within 30 days following January 1, 2018. The 2020 SARs vest as follows: 50% on January 1, 2019 and 50% on January 1, 2020 and will be settled in cash by Third Point LLC within 30 days following January 1, 2020. The receipt by each of Messrs. Milchovich and Miller of each of the payments pursuant to the 2018 SARs and the 2020 SARs is contingent upon him agreeing to stand for election to the Board (whether or not re-nominated) and not resigning from the Board, regardless of whether Third Point LLC remains a stockholder. The payment obligations with respect to the SARs are the subject of the TP agreements. The Company is not party to the TP agreements nor is the Company responsible for any such payments.

Equity Compensation Plan Information

The table below shows the Equity Compensation Plan Information as of December 31, 2016.

	(1)	(2)		(3)
Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)		# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity Compensation Plans Approved by Security Holders	47,727,794	38.21	(a)	71,298,052	(b)
Equity Compensation Plans Not Approved by Security Holders	—	—		—
Total	47,727,794	38.21		71,298,052

As of December 31, 2016

(a)	Calculation does not include outstanding Performance Shares that have no exercise price.
(b)	The 2012 Stock Incentive Plan was approved by stockholders on May 10, 2012 with an initial share pool of 44,500,000 shares and another 50,500,000 shares approved by stockholders on May 15, 2014 (“2012 Stock Incentive Plan”). Shares available are calculated using the fungible method of counting shares which consumes 2.1 for each deferred stock and performance share awarded and 1 share for each stock option. The 2012 Plan also provides that stock awards under the prior 1988 Award and Option Plan which are forfeited or expire shall be added back into this share pool at the fungible ratios. Total includes 44,904,920 shares available under the 2012 Stock Incentive Plan, 26,114,925 shares available under the 2012 Employee Stock Purchase Plan, and 278,207 shares available under the 1994 Executive Performance Plan.

52	2017 Proxy Statement

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of Dow’s Common Stock as of February 14, 2017, except as noted, for (i) each Director of the Company, (ii) each executive officer of the Company listed in the Summary Compensation Table, (iii) all Directors and executive officers as a group, and (iv) each person beneficially owning more than 5% of the outstanding shares of Dow’s Common Stock.

Name	Current Shares Beneficially Owned (a)		Rights to Acquire Beneficial Ownership of Shares (b)	Total	Percent of Shares Beneficially Owned (c)
A. Banga	12,066.0		0.0	12,066.0	*
J. K. Barton	45,325.0		0.0	45,325.0	*
J. A. Bell	32,906.0		0.0	32,906.0	*
R. K. Davis	5,542.0		0.0	5,542.0	*
J. M. Fettig	40,580.0		0.0	40,580.0	*
J. R. Fitterling	197,545.5		594,137.0	791,682.5	*
J. E. Harlan	132,148.8		661,464.0	793,612.8	*
C. J. Kalil	403,180.3		426,112.0	829,292.3	*
A. N. Liveris	859,385.5		4,405,189.0	5,264,574.5	*
M. Loughridge	7,616.0		0.0	7,616.0	*
R. J. Milchovich	10,942.0		0.0	10,942.0	*
R. S. Miller	10,310.0		0.0	10,310.0	*
P. Polman	46,030.0		0.0	46,030.0	*
D. H. Reilley	35,310.0		0.0	35,310.0	*
J. M. Ringler	49,100.0		0.0	49,100.0	*
R. G. Shaw	39,639.0		0.0	39,639.0	*
H. I. Ungerleider	106,965.2		571,912.0	678,877.2	*
Group Total	2,034,591.3		6,658,814.0	8,693,405.3	0.72%
All Directors and Executive Officers as a Group (22 persons)	2,942,002.3		7,887,365.0	10,829,367.3	0.89%
Certain Other Owners:
BlackRock, Inc.	74,024,441.0	(d)		74,024,441.0	6.10%
The Vanguard Group	75,469,331.0	(e)		75,469,331.0	6.22%
(a)	Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated number of shares. This column also includes all shares held in trust for the benefit of the named party in The Dow Chemical Company Employees’ Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.
(b)	This column includes any shares that the person could acquire through 4/14/2017, by (1) exercise of an option granted by Dow; (2) Performance Shares granted by Dow to be delivered prior to 4/14/2017; or (3) payment of any balance due under a subscription in The Dow Chemical Company 2012 Employees’ Stock Purchase Plan. To the extent that these shares have not been issued as of the record date, they cannot be voted at the Meeting.
(c)	The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of January 31, 2017.
(d)	Based on a Schedule 13G/A filed by BlackRock, Inc. on January 23, 2017 with the U.S. Securities and Exchange Commission reporting beneficial ownership as of December 31, 2016. BlackRock, Inc. has sole voting power over 64,006,635 shares and sole dispositive power over 74,024,441 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.
(e)	Based on a Schedule 13G/A filed by The Vanguard Group on February 9, 2017 with the U.S. Securities and Exchange Commission reporting beneficial ownership as of December 31, 2016. The Vanguard Group has sole voting power over 1,759,984 shares, shared voting power over 214,320 shares, sole dispositive power over 73,499,135 shares and shared dispositive power over 1,970,196 shares. The Vanguard Group‘s address is 100 Vanguard Blvd, Malvern, PA 19355.
*	Less than 0.44% of the total shares of Dow Common Stock outstanding.

2017 Proxy Statement	53

AGENDA ITEM 2

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RESOLVED, that the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2017, made by the Audit Committee with the concurrence of the Board of Directors, is hereby ratified.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Company Bylaws provide that the selection of the independent registered public accounting firm must be presented for stockholder ratification or rejection at each Annual Meeting. The Audit Committee has appointed, and the Board has concurred subject to your ratification, Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2017. Deloitte & Touche LLP served as Dow’s independent registered public accounting firm for 2016. Deloitte & Touche LLP has offices at or near most of the locations where Dow operates in the United States and other countries. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP is in the best interests of the Company and its investors.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For Deloitte & Touche LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee is responsible for the audit fee negotiations with Deloitte & Touche LLP and the Audit Committee is directly involved in the selection of the lead engagement partner in conjunction with the mandated rotation of this position. Additional information may be found in the Audit Committee Report on page 58 and Audit Committee charter available on the Company’s corporate governance website at www.DowGovernance.com.

The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In October 2016, Deloitte & Touche LLP advised the Audit Committee that, like all other major accounting firms, it has been named as a defendant in a number of civil lawsuits, most of which are premised on allegations that financial statements issued by clients and reported on by the firm were incorrect. Deloitte & Touche LLP has further advised the Audit Committee that based on the firm’s historical experience and understanding of the circumstances giving rise to such lawsuits, the firm does not believe that they will have a significant impact on the firm’s ability to serve as the independent registered public accounting firm for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the 2017 Meeting and may make a statement if they wish. They will be available to answer stockholder questions at the 2017 Meeting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “for” or “against” are included. Abstentions are not counted in determining whether this proposal is approved. In the event that the selection of Deloitte & Touche LLP is not ratified by stockholders, the Audit Committee will take that into account in connection with any future decisions as to the selection of a firm to serve as the Company’s auditors, although by law the Audit Committee has final authority over the determination of whether to retain Deloitte & Touche LLP or another firm at any time.

The Board of Directors unanimously recommends that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Dow and its subsidiaries for 2017.

54	2017 Proxy Statement

AGENDA ITEM 2 (continued)

Independent Registered Public Accounting Firm Fees

For the years ended December 31, 2016 and 2015, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates. Audit and audit-related fees aggregated $36,698,000 and $29,176,000 for the years ended December 31, 2016 and 2015, respectively. Total fees for the independent registered public accounting firm were:

Type of Fees	2016	2015
	$ in thousands
Audit Fees (a)	$24,686	$22,848
Audit-Related Fees (b)	12,012	6,328
Tax Fees (c)	4,237	9,254
All Other Fees	0	0
TOTAL	$40,935	$38,430
(a)	The aggregate fees billed for the integrated audit of the Company’s annual financial statements and internal control over financial reporting, the reviews of the financial statements in quarterly reports on Form 10-Q, comfort letters, consents, statutory audits, and other regulatory filings.
(b)	The aggregate fees billed primarily for audits of employee benefit plans’ financial statements, assessment of controls relating to outsourced services, audits and reviews supporting divestiture activities, and agreed-upon procedures engagements.
(c)	The aggregate fees billed for preparation of expatriate employees’ tax returns and related compliance services.

2017 Proxy Statement	55

AGENDA ITEM 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation and Leadership Development Committee (“Committee”) has structured our executive compensation program to achieve the following key objectives:

•	attract, motivate, reward, and retain the most talented executives who can drive business performance and objectives;

•

pay for performance by emphasizing variable, at-risk incentive award opportunities which are payable only if specified financial and personal goals are achieved and/or the Company’s stock price appreciates; and

•	align pay and financial interests of our executives with stockholder value creation.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives and provides detailed information on the compensation and strategic accomplishments of our named executive officers. There is also a robust discussion of our stockholder engagement around compensation issues including detail on feedback received as part of this engagement process and actions taken by the Committee in response. The Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement reflects and supports these compensation policies and procedures.

Beginning in 2011, a “say on pay” advisory vote to approve executive compensation has been required for all U.S. public companies under Section 14A of the Exchange Act. The Board of Directors has adopted a policy providing for an annual “say on pay” advisory vote. Therefore, in accordance with the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2017 Meeting:

RESOLVED, that the stockholders of The Dow Chemical Company (“Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2017 Annual Meeting of Stockholders.

This advisory resolution is non-binding on the Board of Directors. Although non-binding, the Board and the Committee will review and carefully consider the voting results when evaluating our executive compensation program.

Unless the Board of Directors modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur at the Company’s 2018 Annual Meeting of Stockholders.

The Board of Directors unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

Vote Required

Approval of the resolution, by a non-binding advisory vote, requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “for” and “against” are included, while abstentions and broker non-votes are not counted in determining whether this resolution is approved.

56	2017 Proxy Statement

AGENDA ITEM 4

ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE

ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act also provides stockholders the opportunity to indicate how frequently the Company should hold future advisory votes to approve the compensation of our named executive officers. Stockholders may indicate whether they would prefer to have future advisory votes to approve executive compensation every year, every two years, every three years or abstain from voting on this proposal.

After careful consideration, the Board recommends that future advisory votes to approve compensation of our named executive officers be held annually. Our Board believes that holding a vote every year is the most appropriate option because (i) it would enable our stockholders to provide us with input regarding the compensation of our named executive officers on a timely basis; and (ii) it is consistent with our practice of engaging with our stockholders, and obtaining their input, on our corporate governance matters and our executive compensation philosophy, policies and practices.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, stockholders may indicate their preference regarding the frequency of future advisory votes to approve the compensation of our named executive officers by selecting one year, two years or three years. For the reasons discussed above, we are asking our stockholders to vote to hold an advisory vote to approve executive compensation every one year.

This advisory resolution is non-binding on the Board of Directors. Although non-binding, the Board and the Committee will review and carefully consider the voting results when establishing its policy on the frequency of holding future advisory votes to approve executive compensation.

The Board of Directors unanimously recommends a vote to hold future advisory votes to approve executive compensation every “ONE YEAR”.

Vote Required

The frequency of future advisory votes to approve executive compensation receiving the greatest number of votes actually cast on the matter (every one, two or three years) will be considered the frequency recommended by stockholders. For purposes of determining the number of votes cast on the matter, only those cast for one, two or three years are included, while abstentions and broker non-votes are not included.

2017 Proxy Statement	57

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Board of Directors is comprised entirely of independent Directors who meet the independence, experience and other qualification requirements of the New York Stock Exchange (“NYSE”) and the Company that are available on the Company’s corporate governance website at www.DowGovernance.com. The Committee operates pursuant to a charter that is also available at www.DowGovernance.com.

The Board has determined that Committee members James A. Bell, Richard K. Davis, Mark Loughridge, and James M. Ringler are financially literate and are audit committee financial experts as defined by the applicable standards.

The Committee had ten meetings during 2016, five of which were regularly scheduled meetings that included separate executive sessions of the Committee with the lead client service partner of the independent registered public accounting firm, the internal auditor, the general counsel, management and among the Committee members themselves. Four of the meetings were conference calls related to the Company’s earnings announcements and periodic filings. Numerous other informal meetings and communications among the Chair, various Committee members, the independent registered public accounting firm, the internal auditor and/or members of the Company’s management also occurred.

On behalf of the Board of Directors, the Committee oversees the Company’s financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and the quarterly unaudited financial statements, matters relating to the Company’s internal control over financial reporting and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.

Among other items, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board. The Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. In addition, the Committee has received written materials addressing Deloitte & Touche LLP‘s internal quality control procedures and other matters as required by the NYSE listing standards.

Further, the Committee pre-approves and reviews audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm to the Company and the related fees for such services. The Committee has pre-approved all services provided and fees charged by the independent registered public accounting firm to the Company, and has concluded that such services are compatible with the auditors’ independence. The Committee’s charter allows delegation of the authority to pre-approve audit, audit-related and permitted non-audit services by the independent registered public accounting firm to a subcommittee consisting of one or more Committee members, provided that such subcommittee decisions be presented to the full Committee at its next scheduled meeting.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the U.S. Securities and Exchange Commission. The Committee has also selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company and its subsidiaries for 2017. The Board of Directors has concurred with that selection and has presented the matter to the stockholders of the Company for ratification.

Audit Committee

James A. Bell, Chair

Richard K. Davis

Mark Loughridge

James M. Ringler

58	2017 Proxy Statement

OTHER GOVERNANCE MATTERS

Future Stockholder Proposals

If you satisfy the requirements of the U.S. Securities and Exchange Commission (the “SEC”) and wish to submit a proposal to be considered for inclusion in the Company’s proxy material for the 2018 Annual Meeting pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary. Under SEC Exchange Act Rule 14a-8, these proposals must be received no later than the close of business on December 1, 2017.

Future Annual Meeting Business

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an Annual Meeting, including Director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2018 Annual Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on December 1, 2017, and the close of business on December 31, 2017. However, as provided in the Bylaws, different deadlines apply if the 2018 Annual Meeting is called for a date that is not within 30 days before or after the anniversary of the 2017 Meeting; in that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2018 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting or the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chairman of the Annual Meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines or, does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting. A copy of the Bylaws may be found on the Company’s website at www.DowGovernance.com. Alternatively, a copy will be sent without charge to any stockholder who sends a written request to the Office of the Corporate Secretary.

Future Director Nominees through Proxy Access

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2018 Annual Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on November 1, 2017, and the close of business on December 1, 2017. Such notices must comply with the procedural and content requirements of the Bylaws. A copy of the Bylaws may be found on the Company’s website at www.DowGovernance.com. Alternatively, a copy will be sent without charge to any stockholder who sends a written request to the Office of the Corporate Secretary.

Multiple Stockholders with the Same Address

In accordance with a notice sent previously to stockholders with the same surname who share a single address, only one Proxy Statement and accompanying Annual Meeting materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent at any time by sending your name and your holder identification number to the Office of the Corporate Secretary. If you hold your stock in street name, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 800-542-1061. If you are a registered stockholder receiving multiple copies of these materials at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy of materials in the future by contacting the Office of the Corporate Secretary. If you hold your stock in street name, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of the proxy materials as the result of householding, a separate copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

Copies of Proxy Materials and Annual Report

Dow’s Proxy Statement and Annual Report (with Form 10-K) are posted on Dow’s website at www.dow.com/investor-relations or https://materials.proxyvote.com/260543. Stockholders may receive printed copies of each of these documents without charge by contacting the Company’s Investor Relations Office at 800-422-8193 or 989-636-1463, or 2030 Dow Center, Midland, MI 48674.

2017 Proxy Statement	59

OTHER GOVERNANCE MATTERS (continued)

Internet Delivery of Proxy Materials

Stockholders may consent to receive their Proxy Statement and other Annual Meeting materials in electronic form rather than in printed form. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs. To enroll for electronic delivery, visit www.dow.com/investor-relations/stockholder-information.

Corporate Governance Documents

The Company’s Code of Business Conduct, Board Committee charters and Corporate Governance Guidelines are available at www.DowGovernance.com. Stockholders may obtain a printed copy of these materials upon request by contacting the Office of the Corporate Secretary.

Other Matters

The Board does not intend to present any business at the 2017 Meeting not described in this Proxy Statement. The enclosed proxy voting form confers upon the persons designated to vote the shares represented the discretionary authority to vote such shares in accordance with their best judgment. Such discretionary authority is with respect to all matters that may come before the 2017 Meeting in addition to the scheduled items of business, including matters incident to the conduct of the 2017 Meeting and any stockholder proposal omitted from the Proxy Statement and form of proxy. At the time that this Proxy Statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the 2017 Meeting, but the enclosed proxy form confers the same discretionary authority with respect to any such other matter.

Amy E. Wilson Corporate Secretary and Assistant General Counsel	Midland, Michigan March 31, 2017

Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

60	2017 Proxy Statement

Appendix A

Certain Items Impacting Results

In millions, except per share amounts (Unaudited)	Pretax Impact[1]			Net Income[2]			EPS – Diluted[3,4,5]
Twelve Months Ended December 31	2016	2015	2014	2016	2015	2014	2016	2015	2014
Reported U.S. GAAP Amounts[6]				$3,978	$7,345	$3,432	$3.52	$6.15	$2.87
- Certain Items:
Environmental charges	$(295)	$ —	$ —	(205)	—	—	(0.17)	—	—
Charge for the termination of a terminal use agreement	(117)	—	—	(74)	—	—	(0.06)	—	—
Impact of Dow Corning ownership restructure	2,106	—	—	2,350	—	—	2.07	—	—
Asset impairments and related costs	—	(144)	(73)	—	(123)	(47)	—	(0.11)	(0.04)
Warranty accrual adjustment of exited business	—	—	(100)	—	—	(63)	—	—	(0.05)
Restructuring charges	(454)	(415)	—	(308)	(274)	—	(0.27)	(0.24)	—
Asbestos-related charge	(1,113)	—	(78)	(701)	—	(49)	(0.58)	—	(0.04)
Joint venture actions	—	(36)	(93)	—	(26)	(87)	—	(0.02)	(0.08)
Implant liability adjustment	27	—	—	17	—	—	0.01	—	—
Charges related to AgroFresh	(163)	—	—	(103)	—	—	(0.08)	—	—
Urethane matters legal settlements	(1,235)	—	—	(778)	—	—	(0.70)	—	—
Gain on split-off of chlorine value chain	6	2,233	—	6	2,215	—	0.01	1.96	—
Gain on sale of MEGlobal	—	723	—	—	589	—	—	0.52	—
Gain on 2015 business divestitures	—	1,320	—	—	823	—	—	0.71	—
Gain on Univation step acquisition	—	349	—	—	351	—	—	0.30	—
Impact of Argentine peso devaluation	—	(98)	—	—	(106)	—	—	(0.09)	—
Loss on early extinguishment of debt	—	(8)	—	—	(5)	—	—	—	—
Costs associated with transactions and productivity actions	(544)	(194)	(49)	(434)	(153)	(31)	(0.38)	(0.13)	(0.03)
Uncertain tax position	—	—	—	(13)	—	—	(0.01)	—	—

Total certain items	$(1,782)	$3,730	$(393)	$(243)	$3,291	$(277)	$(0.16)	$2.90	$(0.24)

+ Dilutive effect of assumed preferred stock conversion into shares of common stock							$0.04	$0.22	N/A

= Operating Results (Non-GAAP)[7]				$4,221	$4,054	$3,709	$3.72	$3.47	$3.11

The Company’s management believes that measures of income adjusted to exclude certain items (“non-GAAP” financial measures) provide relevant and meaningful information to investors about the ongoing operating results of the Company. Such financial measures are not recognized in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and should not be viewed as an alternative to U.S. GAAP financial measures of performance.

[1]	Impact on “Income Before Income Taxes”

[2]	“Net Income Available for The Dow Chemical Company Common Stockholders”

[3]	“Earnings per common share — diluted”

[4]

The assumed conversion of the Company’s Preferred Stock into shares of the Company’s common stock was excluded from the calculation of “Earnings per common share -diluted” for the twelve-month periods ended December 31, 2016 and December 31, 2014. The assumed conversion of the Company’s Preferred Stock into shares of the Company’s common stock was excluded from the calculation of “Operating earnings per common share — diluted” (Non-GAAP) as well as the certain items earnings per share impact for the twelve-month periods ended December 31, 2015 and December 31, 2014 because the effect of including them would have been antidilutive.

[5]

For the twelve-month period ended December 31, 2016, an assumed conversion of the Company’s Preferred Stock into shares of the Company’s common stock was included in the calculation of “Operating earnings per common share — diluted” (Non-GAAP). For the twelve-month period ended December 31, 2015, an assumed conversion of the Company’s Preferred Stock into shares of the Company’s common stock was included in the calculation of “Earnings per common share — diluted” (GAAP).

[6]

The Company used “Net Income Attributable to The Dow Chemical Company” when calculating “Earnings per common share — diluted” (GAAP) for the twelve-month period ended December 31, 2015, as it excludes preferred dividends of $340 million.

[7]	“Operating earnings per common share — diluted” (Non-GAAP) for the twelve-month period ended December 31, 2016, excludes preferred dividends of $340 million.

A-1	2017 Proxy Statement

Appendix A (continued)

Common Shares — Diluted

The following tables present U.S. GAAP and Operating share counts for the twelve-month periods ended December 31, 2016, 2015 and 2014.

U.S. GAAP Share Count
In millions (Unaudited)
Twelve Months Ended December 31	2016	2015	2014
Weighted average common shares — basic (1)	1,108.1	1,130.1	1,170.9
Plus dilutive effect of options and awards	15.1	14.5	16.1
Plus common shares from assumed conversion of preferred stock (2)	—	96.8	—

Weighted average common shares — diluted	1,123.2	1,241.4	1,187.0
(1)

On December 30, 2016, the Company converted 4 million shares of Preferred Stock into 96.8 million shares of the Company’s common stock. In accordance with U.S. GAAP, the basic share count for the twelve-month period ended December 31, 2016 reflects a two-day averaging effect related to this conversion, or .5 million shares for the twelve-month period ended December 31, 2016.

(2)

In accordance with U.S. GAAP, the assumed conversion of the Preferred Stock was considered antidilutive to the “Earnings per common share — diluted” calculations for the twelve-month periods ended December 31, 2016 and 2014.

Operating EPS Share Count (Non-GAAP)
In millions (Unaudited)
Twelve Months Ended December 31	2016	2015	2014
Weighted average common shares — basic (1)	1,108.1	1,130.1	1,170.9
Plus dilutive effect of options and awards	15.1	14.5	16.1
Plus common shares from assumed conversion of preferred stock (2)	96.3	—	—

Weighted average common shares — diluted (Non-GAAP)	1,219.5	1,144.6	1,187.0
(1)

On December 30, 2016, the Company converted 4 million shares of Preferred Stock into 96.8 million shares of the Company’s common stock. In accordance with U.S. GAAP, the basic share count for the twelve-month period ended December 31, 2016 reflects a two-day averaging effect related to this conversion, or .5 million shares for the twelve-month period ended December 31, 2016.

(2)

The assumed conversion of the Preferred Stock was considered dilutive to the “Operating earnings per common share — diluted” calculation for the twelve-month period ended December 31, 2016. As a result and in accordance with U.S. GAAP, the share count reflects a 363-day averaging effect, or 96.3 million shares.

The Company uses EBITDA (which Dow defines as earnings [i.e., “Net Income”] before interest, income taxes, depreciation and amortization) as its measure of profit/loss for segment reporting purposes. A reconciliation of “Net Income Available for The Dow Chemical Company Common Stockholders” to EBITDA is provided below.

Reconciliation of “Net Income Available for The Dow Chemical Company Common Stockholders” to EBITDA

In millions (Unaudited)
Twelve Months Ended December 31	2016	2015	2014
Net Income Available for The Dow Chemical Company Common Stockholders	$3,978	$7,345	$3,432
+ Preferred stock dividends	340	340	340
+ Net income attributable to noncontrolling interests	86	98	67
+ Provision for income taxes	9	2,147	1,426

Income Before Income Taxes	$4,413	$9,930	$5,265

+ Interest expense and amortization of debt discount	858	946	983
- Interest income	107	71	51
+ Depreciation and amortization	2,862	2,521	2,747

EBITDA	$8,026	$13,326	$8,944

2017 Proxy Statement	A-2

Appendix A (continued)

Operating EBITDA Calculation

In millions (Unaudited)
Twelve Months Ended December 31	2016	2015	2014
EBITDA	$8,026	$13,326	$8,944
- Certain items impacting EBITDA[1]	(1,782)	3,730	(393)

Operating EBITDA	$9,808	$9,596	$9,337
[1]	See “Pretax Impact” columns on the “Certain Items Impacting Results” chart on previous page for additional detail on “Certain Items Impacting EBITDA.”

Operating EBITDA Margin Calculation

In millions (Unaudited)
Twelve Months Ended December 31	2016	2015	2014
Net Sales	$48,158	$48,778	$58,167
Operating EBITDA	$9,808	$9,596	$9,337
Operating EBITDA Margin	20.4%	19.7%	16.1%

Operating Return on Capital

In millions (Unaudited)
Twelve Months Ended December 31	2016	2015	2014
Operating Net Income Available for The Dow Chemical Company Common Stockholders (Non-GAAP)	$4,221	$4,054	$3,709
Preferred stock dividends	340	340	340
Net income attributable to noncontrolling interests	86	98	67
Gross interest expense	1,101	1,164	1,108
Tax on gross interest expense	(282)	(318)	(306)

Operating Net Operating Profit After Tax (Non-GAAP)	$5,466	$5,338	$4,918

Total debt (GAAP) (1)	21,363	17,210	19,783
The Dow Chemical Company’s stockholders’ equity (GAAP)	25,987	25,374	22,423

Total debt plus The Dow Chemical Company’s stockholders’ equity	$47,350	$42,584	$42,206

Redeemable Noncontrolling Interest	—	—	202
Noncontrolling Interests	1,242	809	931

Total Capital (Non-GAAP)	$48,592	$43,393	$43,339

Average Total Capital (Non-GAAP)	$48,156	$43,946	$45,712

Operating Return on Capital (Non-GAAP)	11.4%	12.1%	10.8%

[1]	The Company adopted Accounting Standards Update 2015-03 in the fourth quarter of 2015. Total debt for 2014 was not retrospectively adjusted for this change.

A-3	2017 Proxy Statement

2017 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 11, 2017 at 10:00 a.m. EDT

Midland Center for the Arts

1801 West St. Andrews, Midland, Michigan

Parking and Attendance

Complimentary self-parking is available at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Seating is limited. Tickets of admission or proof of stock ownership are necessary to attend the 2017 Meeting as explained in the Voting and Attendance Procedures section of this Proxy Statement. Only stockholders may attend or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms). If you are unable to attend the 2017 Meeting, please listen to the live webcast at the time of the 2017 Meeting or the replay after the event, at www.DowGovernance.com.

About Dow

Dow (NYSE: DOW) combines the power of science and technology to passionately innovate what is essential to human progress. The Company is driving innovations that extract value from material, polymer, chemical and biological science to help address many of the world’s most challenging problems, such as the need for fresh food, safer and more sustainable transportation, clean water, energy efficiency, more durable infrastructure, and increasing agricultural productivity. Dow’s integrated, market-driven portfolio delivers a broad range of technology-based products and solutions to customers in 175 countries and in high-growth sectors such as packaging, infrastructure, transportation, consumer care, electronics, and agriculture. In 2016, Dow had annual sales of $48 billion and employed approximately 56,000 people worldwide. The Company’s more than 7,000 product families are manufactured at 189 sites in 34 countries across the globe. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

® Trademark of The Dow Chemical Company

Printed on recycled paper	Form No. 161-00829

THE DOW CHEMICAL COMPANY OFFICE OF THE CORPORATE SECRETARY 2030 DOW CENTER MIDLAND, MI 48674

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to cast your vote.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E21590-P87923	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE DOW CHEMICAL COMPANY
The Board of Directors recommends you vote FOR the following proposals: Vote on Directors 1. Election of Directors

Nominees:		For	Against	Abstain

1a. Ajay Banga		☐	☐	☐

1b. Jacqueline K. Barton		☐	☐	☐			For	Against	Abstain

1c. James A. Bell		☐	☐	☐	1j. Paul Polman		☐	☐	☐

1d. Richard K. Davis		☐	☐	☐	1k. Dennis H. Reilley		☐	☐	☐

1e. Jeff M. Fettig		☐	☐	☐	1l. James M. Ringler		☐	☐	☐

1f. Andrew N. Liveris		☐	☐	☐	1m. Ruth G. Shaw		☐	☐	☐

1g. Mark Loughridge 1h. Raymond J. Milchovich 1i. Robert S. (Steve) Miller		☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	2. Ratification of the Appointment of the Independent Registered Public Accounting Firm.		☐	☐	☐
					3. Advisory Resolution to Approve Executive Compensation.		☐	☐	☐
					The Board of Directors recommends you vote 1 Year on the following proposal:	1 Year	2 Years	3 Years	Abstain
For address changes and/or comments, please check this box and write them on the back where indicated.				☐	4. Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation.	☐	☐	☐	☐
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.		Yes	No		NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

V.1.1

Annual Meeting of Stockholders

The Dow Chemical Company

May 11, 2017 - 10:00 a.m. EDT

Midland Center for the Arts

1801 West St. Andrews, Midland, Michigan

Ticket is not transferable.

Electronic devices such as

cell phones, cameras, tablets, etc.

are not permitted.

TICKET OF ADMISSION

The Annual Meeting of Stockholders of The Dow Chemical Company will be held on Thursday, May 11, 2017, at 10:00 a.m. EDT at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Items of business are:

1.	Election of 13 Directors named in the Proxy Statement.

2.	Ratification of the Appointment of the Independent Registered Public Accounting Firm.

3.	Advisory Resolution to Approve Executive Compensation.

4.	Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation.

The Board of Directors recommends a vote FOR Agenda Items 1 through 3 and a vote for 1 YEAR on Agenda Item 4.

Only stockholders who held shares of record as of the close of business on March 15, 2017, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan on attending the Meeting, please vote the shares as soon as possible.

E21591-P87923

Important notice regarding the online availability of proxy materials for the Annual Meeting of Stockholders.

Your 2017 Annual Meeting materials are enclosed and may be found on: https://materials.proxyvote.com/260543

PROXY AND VOTING INSTRUCTION FORM

THIS FORM IS SOLICITED ON BEHALF OF THE DOW BOARD OF DIRECTORS

I/We hereby appoint Andrew N. Liveris, Howard I. Ungerleider and Charles J. Kalil, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of THE DOW CHEMICAL COMPANY that I/we may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan, on May 11, 2017, at 10:00 a.m. EDT, on the matters listed on the reverse side and upon such other business as may properly come before the Meeting and at any adjournment or postponement thereof.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR Agenda Items 1 through 3, and for 1 YEAR on Agenda Item 4, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the Dow Board of Directors’ recommendations, just sign and date on the reverse side-no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS

This card also constitutes voting instructions for participants in The Dow Chemical Company Employees’ Savings Plan and The Dow Chemical Company Employee Stock Ownership Plan (the “Plans”). Your signature on the reverse side of this form will direct the respective Trustee to vote all shares of common stock credited to the account at the Meeting and at any adjournment or postponement thereof. According to its Confidential Voting Policy, Dow has instructed the Trustees and their agents not to disclose to the Dow Board or management how individuals in the Plans have voted. If no instructions are provided, the respective Trustee will vote the respective Plan shares according to the Plan provisions.

Form must be signed and dated on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1